UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
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2022

Notice of Annual General Meeting of Shareholders and Proxy Statement

civeo

Notice of Annual Meeting of Shareholders

DATE AND TIME May 18, 2022 (Wednesday) 9:00 a.m., Houston, Texas time
LOCATION
The Baldwin Hotel, 400 Dallas Street, Houston, Texas 77002
We are actively monitoring the public health and safety concerns relating to COVID-19. We may make alternate arrangements relating to the annual general meeting, which could include changing the date, time and/or location of the meeting. We will announce any alternative arrangements for the annual general meeting as promptly as practicable.

RECORD DATE
Only shareholders of record at the close of business on March 29, 2022 are entitled to notice of and to vote during the annual general meeting or at any adjournment or postponement thereof that may take place.

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1.	To elect the three persons named in this proxy statement as Class II members of Civeo’s board of directors, each for a term of three years ending at the 2025 annual general meeting of shareholders	“FOR” each director nominee	Page 9
2.	To approve, on an advisory basis, the compensation of Civeo’s named executive officers	“FOR”	Page 32
3.
To ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2022 and until the next annual general meeting of shareholders and to authorize the directors of Civeo, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2022
		“FOR”	Page 58
Shareholders will also conduct any other business as may properly come before the annual general meeting or any adjournment or postponement thereof.
We are actively monitoring the public health and safety concerns relating to COVID-19 and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. Depending on developments relating to COVID-19, we may make alternative arrangements relating to the annual general meeting, which could include changing the date, time and/or location of the meeting. We will announce any alternative arrangements for the annual general meeting as promptly as practicable. Please monitor our website at www.civeo.com and check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual general meeting.
The proposals are more fully described in the proxy statement accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement.
As owners of Civeo, your vote is important. It is important that your shares be represented, and please vote as soon as possible. Voting your shares by returning your proxy card or voting instruction card or voting through the Internet or by telephone does not affect your right to vote during the annual general meeting. For specific information regarding the voting of your shares, please refer to the section entitled “General Information About the Annual General Meeting,” beginning on page 63 of the accompanying proxy statement.
By order of the board of directors,
LaTosha N. Fraley
Corporate Secretary
Houston, Texas
April 7, 2022
How to Vote

INTERNET You may vote your shares through the Internet at www.proxyvote.com.
TELEPHONE If you are located within the U.S., you may vote your shares by calling 1-800-690-6903 and following the recorded instructions.

MAIL
If you received printed copies of the proxy materials by mail, you may vote by mail. You would need to mark, sign, date and mail the enclosed proxy card in the postage-paid envelope to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 18, 2022: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE CIVEO 2021 ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

Proxy Statement Summary
This proxy statement is being furnished to shareholders of Civeo Corporation (“Civeo”) in connection with the solicitation of proxies by its board of directors for use at the 2022 annual general meeting of shareholders (the “annual general meeting”), which will be held at the Baldwin Hotel, 400 Dallas Street, Houston, Texas 77002 on May 18, 2022 at 9:00 a.m., local time. During the annual general meeting, shareholders will have the opportunity to vote on the proposals to elect the following three persons as Class II members of Civeo’s board of directors: Richard A. Navarre, Martin A. Lambert, and Constance B. Moore, each for a term of three years ending at the 2025 annual general meeting of shareholders or until their successors are duly elected and qualified (the “Director Proposal”); to approve, on an advisory basis, the compensation of Civeo's named executive officers (the"Say-on-Pay Proposal"); to ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2022 and until the next annual general meeting of shareholders and to authorize the directors, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2022 (the “Auditor Proposal”); and to conduct any other business as may properly come before the annual general meeting or any adjournment or postponement thereof. The approximate date of first mailing of this proxy statement, the accompanying proxy and Civeo’s 2021 annual report is April 7, 2022.
Only shareholders of record at the close of business on March 29, 2022 are entitled to notice of and to vote during the annual general meeting or at any adjournment or postponement thereof that may take place. On March 29, 2022, we had 14,185,269 common shares outstanding and entitled to vote. Each common share is entitled to one vote for each Class II director nominee and one vote for each other item to be voted on at the annual general meeting. The presence of shareholders, by voting during the annual general meeting or by proxy, holding at least a majority of the outstanding common shares will be required to establish a quorum. Abstentions, withheld votes and broker non-votes will be counted as present for purposes of determining whether there is a quorum.
In this proxy statement, we sometimes refer to Civeo and its subsidiaries as “we,” “us,” “our,” or “Civeo.” Unless otherwise indicated, all references in this proxy statement to “dollars” or “$” are to U.S. dollars. Our principal executive offices are located at Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002.
To assist you in reviewing the proposals to be considered at the annual general meeting, we call your attention to the following summary, which includes information about our fiscal 2021 financial performance. For more information, please review our 2021 Annual Report on Form 10-K and the other sections of this proxy statement.

2022 Proxy Statement	1

Proxy Statement Summary
Company Overview

Who We Are	Where We Operate

BUSINESS
We are a leading provider of a full suite of hospitality services, including lodging, food services, housekeeping and maintenance of accommodations facilities that we or our customers own.
MARKETS
We serve natural resource producers in some of the world’s most active oil, met coal, LNG and iron ore producing regions in Canada, Australia and the U.S.
GROSS PROFIT BY ACTIVITY DRIVER
Global steel demand drives demand for met coal and iron ore, which are projects we serve in Australia.
CANADA – 54% OF 2021 REVENUE

•16 lodges with approximately 19,000 rooms •Primary driver is oil sands production and activity •Growth from LNG Canada project moving forward in British Columbia

AUSTRALIA – 42% OF 2021 REVENUE

•9 villages with over 9,000 rooms
•Primary drivers are met coal and iron ore production and activity
•Growing presence in Western Australia managing customer assets
•Also serve gold, lithium, and LNG projects

USA – 4% OF 2021 REVENUE

•2 lodges with over 500 rooms •Wellsite services units •Primary driver is oil shale play development, particularly in the Permian and Mid-Continent areas

2

Proxy Statement Summary
2021 Performance Highlights
Despite continuing headwinds faced by the energy sector throughout 2021, we successfully completed a number of significant financial and operational objectives. We continued to strengthen our balance sheet and reduce our leverage while marking a promising recovery from the impact of COVID-19 and a successful navigation through a challenging economic landscape. In particular, during 2021 we achieved the following:

Reduced total debt by $76 million from December 31, 2020 to December 31, 2021	Decreased our net leverage ratio to 1.49 times at December 31, 2021, from 2.06 times at December 31, 2020	Generated $94 million of Adjusted Operating Cash Flow during the year

Replaced and refinanced existing credit agreement, extending maturity to September 8, 2025		Authorized a share repurchase program for the Company to repurchase up to 5% of its total common shares outstanding, or approximately 715,000 common shares, over a twelve-month period

The Company achieved continuing improvements in a number of areas of the business including the following:

Continued to safely and profitably execute on the Coastal Gaslink Pipeline ("CGL") contract	Completed the sale of our West Permian Lodge to a third-party on October 2, 2021

Billed rooms increased by 15% in Canada in 2021	Continued strong safety performance across all regions, resulting in a 2021 Global TRIR of 0.42, considerably better than the hotel industry average of 4.5

AICP EBITDA (in millions)	TOTAL RECORDABLE INCIDENT RATE

Note: Please see the Appendix for a reconciliation of Adjusted Operating Cash Flow and AICP EBITDA to GAAP.

2022 Proxy Statement	3

Proxy Statement Summary
Voting Matters and Recommendations
Below is a summary of the proposals on which you are being asked to vote. Please review the complete information regarding these proposals included in this proxy statement.

PROPOSAL 1 Election of Directors

The board of directors recommends a vote FOR each of the three Class II director nominees.	See page 9

Board of Directors
The following provides summary information about our board of directors.

Name and Primary Occupation	Age	Director Since	Committee Membership
			AC	CC	ESGNC	FIC
Class II Directors Whose Terms Expire at the 2022 Annual Meeting of Shareholders
Richard A. Navarre Independent	61	2014
Former President and Chief Executive Officer, Covia Corporation
Martin A. Lambert Independent Former Chief Executive Officer, Swan Hills Synfuels LP	66	2014
Constance B. Moore Independent Former President and Chief Executive Officer, BRE Properties, Inc.	66	2014
Class III Directors Whose Terms Expire at the 2023 Annual Meeting of Shareholders
Bradley J. Dodson President and Chief Executive Officer, Civeo Corporation	48	2014
Jay K. Grewal Independent President and Chief Executive Officer, Manitoba Hydro	62	2021
Timothy O. Wall Independent Former President, Kitimat LNG Upstream Operations	60	2017
Class I Directors Whose Terms Expire at the 2024 Annual Meeting of Shareholders
C. Ronald Blankenship Independent Former President and Chief Executive Officer, Verde Realty	72	2014
Michael Montelongo Independent President and Chief Executive Officer, GRC Advisory Services LLC	66	2021
Charles Szalkowski Independent Former Partner and General Counsel, Baker Botts L.L.P.	73	2014

AC	Audit Committee		Chair

CC	Compensation Committee		Member

ESGNC	Environmental, Social, Governance and Nominating Committee	F	Financial Expert

FIC	Finance and Investment Committee		Chair of the Board

4

Proxy Statement Summary
Board of Directors Snapshot

INDEPENDENCE	TENURE	AGE	DIVERSITY

8 Independent	0-5 years: 2 5-10 years: 7	<50 years: 1 50-60 years: 1 61-70 years: 5 >70 years: 2

33%

2 Board members identify as female

2 Board members identify as racially or ethnically diverse

	Average Director Tenure: 5.4 years	Average Age: 63.8

SKILLS AND EXPERIENCE

9 Executive Leadership	7 Accommodations, Real Estate and Hospitality	4 Experience in Industry of Primary Customers	7 Public Company CEO or C-Suite Experience

9 Financial	8 International Operations	5 Health Safety & Environment Experience	8 Public Company Director Experience
Corporate Governance Highlights

BOARD OF DIRECTORS PRACTICES AND STRUCTURE	OTHER BEST PRACTICES
All directors are independent except the CEO
Separate Chair and CEO roles
Highly skilled board of directors with diversity in skills, background and experience
All board committees are comprised of independent directors
Independent directors regularly meet in executive session with no members of management present, generally at each board of directors meeting
Consistent and frequent director access to management and independent advisors
Active board of director oversight of enterprise risk
Annual performance self-evaluation of the board of directors, each individual director and each committee
Oversight of ESG matters directly assigned to newly renamed Environmental, Social, Governance and Nominating Committee

Prohibition on hedging, pledging and trading transactions by executive officers or directors
Stock ownership guidelines applicable to executive officers and directors
Independent executive compensation consultant hired by and reporting to the Compensation Committee
Change in control and severance benefits that are subject to a “double trigger”
Robust Code of Conduct and third-party hotline reporting
Executive succession planning
Clawback policy
Enterprise risk management program, including relevant ESG related risks

2022 Proxy Statement	5

Proxy Statement Summary
Corporate Responsibility at Civeo
Our business is hospitality. We help our guests maintain healthy, balanced and productive lifestyles while working away from home. Our responsibility is to provide a comfortable and safe living environment while minimizing our environmental footprint and supporting the communities in which we live and work. Just as important as what we do is the manner in which we operate. As a global leader in workforce accommodations, we hold ourselves to a high standard when it comes to safety, the environment and our active involvement in the community. It's just what we do.

OUR PEOPLE
•In 2021, we reached 7% Indigenous employment in Canada despite challenging market conditions that resulted in reduced hiring in the region. Approximately 7% of our total new hires in Canada were of Indigenous background during 2021.
•In 2021, Civeo adopted a formal Human Rights policy.
•Since 2014, we have had a program to facilitate mentoring relationships between experienced leaders in Civeo and employees who are at the early stages of their careers.

SAFETY
•Our safety culture is driven by our leaders, in conjunction with active employee engagement - we are focused on "Making Zero Count."
•We implemented a number of initiatives to protect the health of our staff, guests and communities during the COVID-19 pandemic. We also developed and implemented a comprehensive suite of COVID-19 Work Instructions to ensure the safety of our guests and staff, while maintaining operations throughout the pandemic.
•During 2021, we sheltered approximately 350 first responders and 260 evacuees during the British Columbia floods, without compromising any COVID-19 protocols.
•During 2021, we successfully reduced our TRIR in Australia by more than 33%.
•As of December 31, 2021, we have worked two complete years without a Lost Time Incident across all Canadian operations.

COMMUNITY PARTNERSHIPS
•Since 2013, we have supported more than 27 schools across New South Wales, Queensland and Western Australia with our School Mates Grants.
•Civeo has partnered with Junior Achievement of Southeast Texas to help foster work-readiness, entrepreneurship and financial literacy skills in Houston students.
•Civeo works with the Moranbah Community Health Partnership to provide discounted rooms to health professionals vising regional communities in the Bowen Basin.
•We are working with Inclusion Alberta, a family-based non-profit federation, to provide a place to work for community members with disabilities.

INDIGENOUS ENGAGEMENT
•In 2021, we purchased more than C$56.5 million in goods and services from the Indigenous business community, representing 32% of our total Canadian local spending and a 45% increase in our Canadian Indigenous supply chain spend in 2021 vs. 2020.
•We have spent approximately A$5.7 million annually with Indigenous-owned and operated companies in Australia, through our membership with Supply Nation, a non-profit organization committed to supplier diversity and Indigenous business developments.
•Since 2016, Civeo has partnered with the Clontarf Foundation, which helps young First Nations men from across Australia complete Year 12 and find employment.
•We maintained Gold level certification in Canada's Progressive Aboriginal Relations program.

ENVIRONMENTAL STEWARDSHIP
•Our state-of-the-art Canadian laundry facility uses approximately 35% less water than a conventional laundry facility.
•At eleven villages in Western Australia and five villages in Queensland, we have completely removed single use plastics from our retail operations.
•Three Canadian legacy sites have been fully reclaimed and returned to a natural state. Seven additional Canadian legacy sites are in the advanced stages of being reclaimed.
•At Coppabella Village in Queensland, treated greywater is used as a recycled source of irrigation water for the village’s landscaping.

SHAREHOLDER ENGAGEMENT	•During 2021, we met with Top 20 shareholders representing 74% of our fully diluted shares regarding the Company's operations, financial results and strategy.

6

Proxy Statement Summary

PROPOSAL 2 Advisory Vote to Approve Executive Compensation

The board of directors recommends a vote FOR this proposal.	See page 32

Compensation Program Components
This section outlines each of the components of our compensation program. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards.

Base Salary	Annual Incentive Compensation Plan ("AICP")	Long-Term Incentive Plan ("LTIP")

Base salary recognizes the job being performed, executive seniority and tenure and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.	The key objective of Civeo’s AICP is to reward the achievement of defined annual financial and safety objectives and to incentivize employee activities that will continually improve Civeo, both on a business unit and company-wide basis.	Civeo’s LTIP, established under the Equity Participation Plan ("EPP"), is designed to provide an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and to support our efforts to attract and retain highly qualified executives to grow and develop Civeo in our competitive and cyclical industry.

Changes to Executive Compensation in 2021
Based in part on the feedback from our shareholder engagement efforts in 2020, the Company altered its performance goals utilized under the Company’s AICP. Historically, the financial metric for AICP had been EBITDA. The Company continues to believe that EBITDA is an appropriate financial metric for Civeo as it is a commonly used financial measure for valuation and benchmarking in the oilfield services industry and it is closely correlated with cash flow from operations. For 2021, the Company also used consolidated adjusted operating cash flow as a financial metric under the AICP, given the Company’s dedicated focus on generating cash flow and reducing leverage. The weighting for the CEO was changed to 80% operating cash flow and 20% safety. The performance goals for the Company’s other NEOs were also revised to include the cash flow metric.
Beginning in 2021, for any future equity grants, the Compensation Committee has committed to cap all future performance shares at 100% payout (Target) if Civeo's total shareholder return over the performance period is negative, irrespective of relative performance. Also, the Compensation Committee has committed that, beginning in 2021, all future performance share grants will require relative TSR at the 55th percentile to achieve Target. In previous performance share grants, relative TSR at the 50th percentile was required for Target. Additionally, in 2021, the Compensation Committee added a performance metric, cumulative free cash flow relative to a preset target, to the performance share grants, due in part on the feedback from our 2020 shareholder engagement efforts as well as the Company’s current focus on generating cash flow and reducing leverage.
Finally, in addition to requiring executives to maintain minimum share ownership levels, the Compensation Committee has also adopted a holding period requirement subsequent to vesting for NEOs. NEOs must hold at least 50% of the net vested Civeo shares (after reduction for tax withholding) for twelve months subsequent to the date of vesting.

2022 Proxy Statement	7

Proxy Statement Summary

PROPOSAL 3 Ratification of Ernst & Young LLP as Civeo’s Independent Registered Public Accounting Firm

The board of directors recommends a vote FOR this proposal.	See page 58

The Audit Committee of our board of directors has determined that the accounting firm of E&Y is independent from the Company and once again selected E&Y as the Company’s independent auditors for the year ending December 31, 2022. E&Y has conducted the examination of the Company’s financial statements since the year ended December 31, 2010.
Independent Registered Public Accounting Firm’s Fees
The following table shows the aggregate fees billed by and paid to Ernst & Young ("E&Y") for 2021 and 2020 (in thousands):

	2021 ($)	2020 ($)
Audit Fees	1,650	1,660
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	5	5
TOTAL	1,655	1,665

8

Corporate Governance

PROPOSAL 1 Election of Directors

Three directors have been nominated for election at the annual general meeting to serve as Class II members of Civeo’s board of directors. Based on the recommendation of our Environmental, Social, Governance and Nominating Committee, Civeo’s board of directors has nominated Richard A. Navarre, Martin A. Lambert, and Constance B. Moore for election to the three expiring Class II positions on the board of directors currently held by them, to hold office for three-year terms expiring at the annual general meeting of shareholders in 2025, and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Shareholder nominations will not be accepted for filling board of directors seats at the annual general meeting because our articles require advance notice for such a nomination, the time for which has passed. Our board of directors has determined that Richard A. Navarre, Martin A. Lambert, and Constance B. Moore are “independent,” as that term is defined by the applicable New York Stock Exchange ("NYSE") listing standards. See “Board of Directors Structure—Director Independence” for a discussion of director independence determinations. See “Director Biographies” for a brief biography of all directors, including the director nominees.
Each of the nominees is a current member of the Civeo board of directors. Each of the nominees has consented to being named as a nominee in this proxy statement and to continue serving as director if re-elected at the annual general meeting. Although management does not contemplate the possibility, if any nominee withdraws or otherwise becomes unable to serve as a director at the time of the election, the shares represented by proxies will be voted for the election of a substitute nominated by the board of directors to replace such nominee.

Civeo’s board of directors recommends that you vote “FOR” each of the director nominees named above. The persons named in the accompanying proxy intend to vote all proxies received in favor of the election of the nominees named below, except in any case where authority to vote for the directors is withheld.

2022 Proxy Statement	9

Corporate Governance
Board of Directors—Skills and Experience
Qualifications of Directors
When identifying our directors appointed to our board of directors, the following are considered:
•the person’s reputation and integrity;
•the person’s qualifications as an independent, disinterested, non-employee or outside director;
•the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board of directors and the current state of Civeo and the accommodations industry generally at the time of determination;
•the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to Civeo; and
•the person’s knowledge of a major geographic area in which we operate or another area of our operational environment.
Other factors considered include the diversity of the board of directors, including the optimal enhancement of the current mix of educational backgrounds, business industry experience and knowledge of different geographic markets, services and products.
Further, in considering nominees for director, diversity of viewpoints, expertise and experience are taken into account as well as gender, ethnicity and background. We believe that the above-mentioned attributes, along with the leadership skills and other experience of the Civeo board of directors described below, provide Civeo with the perspectives and judgment necessary to guide its strategies and monitor their execution.
We believe the breadth and variety of business experience of each of our directors and director nominees identified in the following table make each of them well qualified to serve on our board of directors.

	Richard A. Navarre	C. Ronald Blankenship	Bradley J. Dodson	Jay K. Grewal	Martin A. Lambert	Michael Montelongo	Constance B. Moore	Charles Szalkowski	Timothy O. Wall
Executive Leadership
Financial
Accommodations, Real Estate and Hospitality
International Operations
Experience in Industry of Primary Customers
Health Safety & Environment Experience
Public Company CEO or C-Suite Experience
Public Company Director Experience

10

Corporate Governance
Director Biographies - Class II Director Nominees

Age: 61 Director since: 2014 Committees: Environmental, Social, Governance and Nominating Committee
Richard A. Navarre
Former President and Chief Executive Officer of Covia Corporation
Independent Chairman of the Board
Background:
Mr. Navarre served as President and Chief Executive Officer of Covia Corporation, a privately held, leading provider of high-quality minerals and material solutions for the industrial and energy markets from May 2019 until May 2021. From 2012 to 2019, Mr. Navarre served as an independent strategic business advisor to leading investment firms and the energy industry. From 1993 until 2012, Mr. Navarre held several executive positions at Peabody Energy Corporation, including President of the Americas, President and Chief Commercial Officer, Executive Vice President of Corporate Development and Chief Financial Officer, with executive responsibilities for activities across five continents. Mr. Navarre is currently an independent director, chairman of the conflicts committee, member of the audit committee for Natural Resource Partners LP (NYSE:NRP); and independent director, chairman of the personnel and compensation committee and member of the audit and the ESG and Nominating committees for Arch Resources (NYSE:ARCH). He is a member of the Board of Advisors and the Hall of Fame of the College of Business and Analytics at Southern Illinois University-Carbondale. In June 2020, Covia filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from its Chapter 11 reorganization proceedings in December 2020.
Other Qualifications:
Mr. Navarre is a Certified Public Accountant and received his B.S. in Accounting from Southern Illinois University-Carbondale.
We believe that Mr. Navarre's over 35 years of diverse international business and finance experience, which include extensive governance, financial, strategic planning, public company and coal and energy industry experience, make him well qualified to serve as a director on our board of directors.

Age: 66 Director since: 2014 Committees: Compensation Committee (Chair), Finance and Investment Committee
Martin A. Lambert
Former Chief Executive Officer, Swan Hills Synfuels LP
Independent Director
Background:
Mr. Lambert is retired. He served as Chief Executive Officer of Swan Hills Synfuels LP, an energy conversion company, from November 2008 until July 2014. Prior thereto, Mr. Lambert served as a founder and managing director of Matco Capital Ltd., a private equity firm focused in the energy sector, since mid-2002. Mr. Lambert was a partner of Bennett Jones LLP, a Canadian law firm, from March 1987 to March 2007 and served as the Chief Executive Officer of that firm from 1996 to 2000. He served as a director of Oil States International, Inc. ("Oil States") from February 2001 to May 2014 and Calfrac Well Services Ltd., from March 2004 to May 2010. Until June 2021, Mr. Lambert served as lead director, compensation, and as a member of the audit committee of Banded Iron Group Ltd., a private company involved in Canadian, U.S. and other international oilfield services.
Other Qualifications:
Mr. Lambert received his LLB degree from the University of Alberta.
We believe that Mr. Lambert's Canadian industry experience and deep knowledge of Canadian law, as well as being one of the original board members of Civeo from the Oil States board of directors, make him well qualified to serve as a director on our board of directors.

2022 Proxy Statement	11

Corporate Governance

Age: 66 Director since: 2014 Committees: Audit Committee (Chair), Compensation Committee
Constance B. Moore
Former President and Chief Executive Officer, BRE Properties, Inc.
Independent Director
Background:
Ms. Moore has served as a director of TriPointe Homes (NYSE: TPH) since July 2014 and is currently the Chairman of the compensation committee as well as a member of its audit committee. She has served as a director of Healthcare Trust of America (NYSE:HTA) since March 2022. She served as a director of Columbia Property Trust (NYSE: CXP), including as chair of its board of directors in 2021, from November 2017 until it was acquired in December 2021. Ms. Moore was a director of BRE Properties, Inc. (BRE) from September 2002 until BRE was acquired in April 2014. Ms. Moore served as President and Chief Executive Officer of BRE from January 2005 until April 2014 and served as President and Chief Operating Officer of BRE from January 2004 until December 2004. Ms. Moore has more than 40 years of experience in the real estate industry. Prior to joining BRE in 2002, she was the managing director of Security Capital Group & Affiliates. From 1993 to 2002, Ms. Moore held several executive positions with Security Capital Group, including co-chairman and chief operating officer of Archstone Communities Trust. In 2009, she served as chair of the National Association of Real Estate Investment Trusts. Currently, she is chair of the Fisher Center for Real Estate and Urban Economics Policy Advisory Board at UC Berkeley; serves on the board of Haas School of Business, UC Berkeley; serves on the board of Bridge Housing Corporation; is a Governor and Lifetime Trustee of the Urban Land Institute (ULI); and serves on the board of the Tower Foundation at San Jose State University.
Other Qualifications:
Ms. Moore holds an M.B.A. from the University of California, Berkeley, Haas School of Business, and a bachelor’s degree from San Jose State University.
We believe that Ms. Moore's 40 years of real estate experience, 20 of which were as a public company director, as well as her extensive experience and valuable insight in public company accounting and reporting issues, make her well qualified to serve as a director on our board of directors.

Class III Continuing Directors

Age: 48 Director since: 2014 Committees: None
Bradley J. Dodson
President and Chief Executive Officer, Civeo Corporation
Background:
Mr. Dodson has been President and Chief Executive Officer of Civeo since May 2014. Mr. Dodson held several executive positions with Oil States, a global provider of integrated energy systems and solutions, from March 2001 to May 2014, including serving as Executive Vice President, Accommodations from December 2013 to May 2014, Senior Vice President, Chief Financial Officer and Treasurer from April 2010 to December 2013, Vice President, Chief Financial Officer and Treasurer from May 2006 to April 2010, Vice President, Corporate Development from March 2003 to May 2006 and Director of Business Development from March 2001 to February 2003. From June 1998 to March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co.
Other Qualifications:
Mr. Dodson holds a M.B.A. degree from The University of Texas at Austin and a B.A. degree in economics from Duke University.
We believe that Mr. Dodson's leadership, and industry experience, his expertise in mergers and acquisitions as well and financing, along with his deep knowledge of our business and customer base, make him well qualified to serve as our President and Chief Executive Officer and a director on our board of directors.

12

Corporate Governance

Age: 62 Director since: 2021 Committees: Audit Committee, Finance and Investment Committee
Jay K. Grewal
President and Chief Executive Officer of Manitoba Hydro
Independent Director
Background:
Ms. Grewal has served as President and Chief Executive Officer of Manitoba Hydro, one of the largest integrated electric and natural gas utilities in Canada, since February 2019. Ms. Grewal joined Manitoba Hydro from the Northwest Territories Power Corporation where she held the position of President and CEO from June 2017 to February 2019. Before then, Ms. Grewal held senior executive roles with Capstone Mining Corporation (from 2011 to 2014), Accenture, Inc. (from 2006 to 2010) and CIBC World Markets (from 1996 to 2000). Ms. Grewal sits on the board of a number of industry associations including the Canadian Gas Association and the Canadian Electricity Association.
Other Qualifications:
Ms. Grewal earned both a B.A. (honors) from the University of British Columbia as well as a M.B.A, finance from the Richard Ivey School of Business, University of Western Ontario.
We believe that Ms. Grewal's 26 years of leadership and corporate management experience, including at executive levels in the utility, resource, finance and consulting sectors, make her well qualified to serve as a director on our board of directors.

Age: 60 Director since: 2017 Committees: Environmental, Social, Governance and Nominating Committee, Finance and Investment Committee
Timothy O. Wall
Former President, Kitimat LNG Upstream Operations
Independent Director
Background:
Mr. Wall served as the President of Kitimat LNG Upstream Operations, a division of Apache Canada Ltd. (a subsidiary of Apache Corporation, an oil and gas exploration and production company), from March 2013 until June 2015. He previously served as the President of Apache Canada Ltd. from May 2009 to March 2013 and as Managing Director and Regional Vice President, Australia of Apache Corporation from August 2005 to May 2009. From 1990 until August 2005, Mr. Wall served in various other positions within Apache Corporation. Mr. Wall currently provides advisory services to the energy industry. Mr. Wall has been a member of the board for several industry organizations, including the Canadian Association of Petroleum Producers, Australian Petroleum Production and Exploration Association and the Australian Minerals and Mines Association.
Other Qualifications:
Mr. Wall received his B.S. in Petroleum Engineering from Texas A&M University.
We believe that Mr. Wall's vast energy knowledge in Australia and Canada, his experience working with First Nations partners and his understanding of Canadian rules and regulations make him well qualified to serve as a director on our board of directors.

2022 Proxy Statement	13

Corporate Governance
Class I Continuing Directors

Age: 72 Director since: 2014 Committees: Audit Committee, Finance and Investment Committee (Chair)
C. Ronald Blankenship
Former President and Chief Executive Officer, Verde Realty
Independent Director
Background:
Mr. Blankenship served as President and Chief Executive Officer of Verde Realty in January 2009 and he assumed the additional responsibilities of Chairman of the Board from January 2012 to December 2012. Prior to 2009, he served as Co-Chairman of Verde Group beginning in 2003. From 1998 until 2003, he was Vice Chairman of Security Capital Group Incorporated. Prior to his role as Vice Chairman, he served as Chief Operating Officer of Security Capital from 1998 to 2002 and Managing Director of Security Capital from 1991 until 1998. Prior to 1997, he was the Chief Executive Officer of Archstone Communities Trust. Prior to 1991, Mr. Blankenship was a regional partner at Trammell Crow Residential and was on the management board for Trammell Crow Residential Services. Prior to that, Mr. Blankenship was the chief financial officer and president of office development for Mischer Corporation, a Houston-based real estate development company. Mr. Blankenship began his career at Peat Marwick Mitchell & Company. Mr. Blankenship currently serves on the boards of Regency Centers Corp. (NYSE:REG), Pacolet Milliken Enterprises, Inc., a private investment company, Berkshire Residential Investments, a private investment management company (Chairman), and Merit Hill, a privately owned and operated real estate company.
Other Qualifications:
Mr. Blankenship is a Certified Public Accountant and a graduate of the University of Texas at Austin.
We believe that Mr. Blankenship's extensive experience in real estate development, acquisitions, financing and operations, as well as his expertise in public company financing, strategic planning, capital allocation, people management and executive compensation, make him well qualified to serve as a director on our board of directors.

Age: 66 Director since: 2021 Committees: Environmental, Social, Governance and Nominating Committee and Compensation Committee
Michael Montelongo
President and Chief Executive Officer of GRC Advisory Services, LLC
Independent Director
Background:
Mr. Montelongo has served as President and Chief Executive Officer of GRC Advisory Services, LLC, a board governance firm, since July 2016, and was previously Chief Administrative Officer and Senior Vice President, Public Policy and Corporate Affairs for Sodexo, Inc. a facilities and hospitality outsourcing solutions enterprise, from January 2008 to July 2016. He is a former George W. Bush White House appointee serving as the 19th Assistant Secretary for Financial Management and Chief Financial Officer of the U.S. Air Force from August 2001 to March 2005. Mr. Montelongo is a lifetime member of the Council on Foreign Relations and was an executive with a global management consulting firm and a regional telecommunications company. He completed a career in the U.S. Army that included line and staff assignments, a Congressional Fellowship in the U.S. Senate and service as an assistant professor teaching economics and political science at West Point. Mr. Montelongo also serves on the boards of Conduent Incorporated (NASDAQ: CNDT), a business process outsourcing company, and the privately-held Larry H. Miller Management Corporation.
Other Qualifications:
Mr. Montelongo earned his B.S from West Point and an M.B.A. from Harvard Business School.
We believe that Mr. Montelongo's extensive background in corporate governance, as well as his experience in the hospitality industry, make him well qualified to serve as a director on our board of directors.

14

Corporate Governance

Age: 73 Director since: 2014 Committees: Audit Committee, Environmental, Social, Governance and Nominating Committee (Chair)
Charles Szalkowski
Former Partner and General Counsel, Baker Botts L.L.P.
Independent Director
Background:
Mr. Szalkowski worked with the law firm of Baker Botts L.L.P. from 1975 until he retired as a partner and general counsel of the firm in December 2012. Since his retirement, Mr. Szalkowski has pursued his personal interests. Mr. Szalkowski is an emeritus member of the Rice University Board of Trustees, where he had previously chaired the Board’s audit committee and served on the compensation committee. He remains on the Rice audit committee. He was previously on the board of directors of Accelerate Learning Inc. (formerly Stemscopes Inc.).
Other Qualifications:
Mr. Szalkowski became a Certified Public Accountant in 1971. He received his J.D. and M.B.A. degrees from Harvard University and his B.S. in Accounting and B.A. in economics and political science from Rice University.
We believe that Mr. Szalkowski's experience obtained over decades of representing private and public companies and their boards of directors, including public companies in the energy, energy services, accommodations, and technology sectors, as well as his extensive corporate governance expertise, make him well qualified to serve as a director on our board of directors.

2022 Proxy Statement	15

Corporate Governance
Board of Directors — Refreshment/Succession Planning
In selecting nominees for the board of directors, the Environmental, Social, Governance and Nominating Committee considers, among other things, the diversity of the board of directors in terms of educational background, business industry experience, and knowledge of different geographic markets and the accommodations industry. Further, in considering nominees for director, diversity of viewpoints, expertise and experience are taken into account as well as gender, ethnicity and background. These factors are considered by the board of directors when identifying individuals for board membership. In the case of each current director being considered for renomination, the Environmental, Social, Governance and Nominating Committee took into account the director’s history of attendance at board of directors and committee meetings, the director’s tenure as a member of the board of directors and the director’s preparation for and participation in such meetings.
Because Civeo operates across the globe and serves customers and guests from different nations and backgrounds, we have always sought directors who, in addition to their integrity, experience, and acumen, have diverse backgrounds and points of view. Through purposeful refreshment, the Environmental, Social, Governance and Nominating Committee is committed to seeking highly qualified women and individuals from ethnically diverse groups to include in the pool of potential director candidates and has provided this instruction to the third-party search firm that it uses to assist in the identification of potential director candidates. During 2021, we identified and added two highly qualified diverse candidates whose skills and characteristics strengthened the entirety of our board of directors.
DIRECTOR NOMINATION PROCESS

Candidate Search	3 new directors were added in the last 5 years Jay K. Grewal Michael Montelongo Ronald Gilbertson (resigned in 2019)

•The Environmental, Social, Governance and Nominating Committee may seek referrals from other members of the board of directors, management, shareholders and other sources.
•The Environmental, Social, Governance and Nominating Committee also may, but need not, retain a professional search firm in order to identify, recruit and evaluate qualified candidates for the board of directors.

Consideration of Diversity and Other Relevant Factors

•The board of directors and the Environmental, Social, Governance and Nominating Committee are committed to actively seeking new and diverse members whose expertise lend to the greater needs of the board of directors. In that regard, the Nominating and Corporate Governance Committee considers race and gender of prospective director candidates, as well as the factors identified above in order to achieve an overall variety and mix of diversity among our directors. The effectiveness of this policy is assessed in connection with the board of directors’ annual evaluation.

Assessment of the Environmental, Social, Governance and Nominating Committee
•The Environmental, Social, Governance and Nominating Committee reviews the candidate’s experience, independence and understanding of the Company’s business.

Interviews
•The Environmental, Social, Governance and Nominating Committee conducts an interview with each candidate. •Further interviews are conducted with other directors as well as senior management.

Recommendations

•After the assessment and interview process, the Environmental, Social, Governance and Nominating Committee submits a recommendation of nominees to the board of directors, and the board of directors selects the nominees.

The Environmental, Social, Governance and Nominating Committee will consider recommendations from various sources, including from shareholders, regarding possible candidates for director. To submit a recommendation to the Environmental, Social, Governance and Nominating Committee, a shareholder should send a written request to the attention of Civeo’s Secretary at Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. The written request must include the nominee’s name, contact information, biographical information and qualifications, as well as the nominee’s written consent to serve, if elected, and any other information the shareholder may deem relevant to the committee’s evaluation. The request must also disclose the number of common shares beneficially owned by the person or group making the request, the period of time such person or group has owned those shares and the nature of any arrangement or agreement between the shareholder making a nomination and other parties with respect to the nomination. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources. These procedures do not preclude a shareholder from making nominations in accordance with the process described below under “Future Shareholder Proposals.”

16

Corporate Governance
Civeo’s Corporate Governance Guidelines reflect our belief that directors should not be subject to term limits or age-based limits. While such limits could facilitate fresh ideas and viewpoints being consistently brought to the board of directors, we believe they are counterbalanced by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations and risks and continues to provide valuable contributions to board of directors deliberations. Nonetheless, our board of directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. Civeo has been a separate public company since May 2014, and during that time, 16 different individuals have served on our now 9-seat board of directors. As a result, the Environmental, Social, Governance and Nominating Committee has concluded that the company has experienced an adequate turnover and refreshing of its board of directors. All of the departed board members left in good standing without any disagreements with the Company relating to its operations, policies or practices, but voluntarily resigned either because of retirement or, in one case, a job opportunity in South Asia, or because particular shareholders who had proposed them as directors had changed their ownership positions in the company.
Director Resignation Policy
We have adopted a director resignation policy, which is included in Civeo’s Corporate Governance Guidelines. The director resignation policy provides that, if a director receives a greater number of “withheld” votes than votes “for” his or her election, that director is required by our Corporate Governance Guidelines to tender his or her resignation to the Environmental, Social, Governance and Nominating Committee for consideration. The Environmental, Social, Governance and Nominating Committee will recommend to the board of directors the action, if any, to be taken with respect to the resignation. Any such resignation shall not be effective unless and until the board of directors chooses to accept the resignation in accordance with our Corporate Governance Guidelines. While not necessarily resulting in a resignation, the offer will provide the Environmental, Social, Governance and Nominating Committee the opportunity to consider the appropriateness of continued membership on the board of directors of the director who tendered resignation and make a recommendation to the board of directors as to the director’s continued service on the board of directors. In making this recommendation, the Committee will consider all factors deemed relevant by its members including, without limitation, (1) the underlying reasons why shareholders may have “withheld” votes for election from such director, if known; (2) the length of service and qualifications of the director whose resignation has been tendered; (3) the director’s past and potential future contributions to us; (4) the current mix of skills and attributes of the directors on the board; (5) whether, by accepting the resignation, we will no longer be in compliance with any applicable law, rule, regulation, or governing instrument; and (6) whether accepting the resignation would be in our best interests and those of our shareholders.
Civeo’s Corporate Governance Guidelines also provide that, if a director changes his or her employer or otherwise has a significant change in job responsibilities during his or her tenure as a director, that director is required to inform the Environmental, Social, Governance and Nominating Committee of the change and tender his or her resignation to the board of directors for consideration. Such resignation shall not be effective unless and until the board of directors chooses to accept the resignation. The board of directors, through the Environmental, Social, Governance and Nominating Committee, shall review the matter in order to evaluate the continued appropriateness of such director’s membership on the board of directors and each applicable committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation.

Board of Directors — Role and Responsibilities
Overview
The basic responsibilities of our board of directors are to (1) supervise the management of the business and affairs of the company; (2) act honestly and in good faith with a view to the best interests of the Company; and (3) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
Oversight of Enterprise Risk
Risk oversight is a responsibility of the board of directors. The board of directors has delegated responsibility for monitoring certain enterprise risks to its standing committees. The Civeo board of directors and its committees utilize our Enterprise Risk Management (“ERM”) process to assist in the oversight of our risks. Management and employees are responsible for day-to-day risk management, and management conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature, likelihood of occurrence, materiality and anticipated timing of impact of the risk, as well as to identify steps to mitigate and manage each key risk. Our key business leaders, functional heads and other managers are surveyed and/or interviewed to develop this information.

2022 Proxy Statement	17

Corporate Governance
The results of the risk assessment are reviewed with the Audit Committee and with the full board of directors annually. The centerpiece of the assessment is the discussion of our key risks, which include strategic, operational, human capital, regulatory, cybersecurity and other risks and the factors discussed above. As part of the process for evaluating each key risk, a senior manager is identified to manage the risk, monitor potential impact of the risk and execute initiatives to mitigate the risk.
RISK OVERSIGHT

Board of Directors

•Is primarily responsible for the oversight of risk.
•Delegates responsibility for monitoring certain risks to its standing committees.
•Maintains responsibility for oversight of safety and food safety risks.
•Receives regular reports from committees and management concerning identified risks and mitigation or management of such risks.

Audit Committee	Compensation Committee

•Oversees risks related to:
◦Financial statements, financial reporting process and internal controls over financial reporting;
◦Regulatory and accounting compliance;
◦Litigation risks;
◦Technology and cybersecurity risks; and
◦Succession of accounting and finance personnel.
•Oversees the internal audit function, including an annual review of scope and duties.
•Reviews results of management's risk assessment.

•Oversees risks related to:
◦Executive compensation; and
◦Succession of key personnel.
•Reviews our compensation policies to ensure they do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Environmental, Social, Governance & Nominating Committee	Finance and Investment Committee

•Oversees risks related to:
◦Independence of board of directors and potential conflicts of interest;
◦Composition of board of directors and related committee composition; and
◦Corporate governance.
•Performs annual evaluation of the board of directors, each individual director and each committee.
•Oversees Civeo's strategy and initiatives with regard to Environmental, Social and Governance ("ESG") matters.
•Involved in risk considerations related to: ◦Civeo's strategic objectives; ◦Capital allocation policies; ◦Debt strategies; and ◦Distributions and return of capital transactions.

Management

•Is responsible for day-to-day risk management. •Conducts an annual risk assessment of our business. •Incorporates risk assessment into annual internal audit plan.

Cybersecurity Risk Oversight Strategy

Cybersecurity risks are continuously monitored and evaluated by management in partnership with internal audit. Civeo engages a variety of cybersecurity partners to perform and mediate penetration testing, as well as perform quarterly audits on our cyber security profile. Management has also implemented a variety of required programs to both test and train our employees on cybersecurity fundamentals, including annual information security awareness training.

Multiple times per year, executive management meets with the Audit Committee to discuss cybersecurity risk, review quarterly cyber metrics and oversee progress against our annual action plans, including status of projects to improve our cybersecurity defenses. Annually, the board of directors reviews the Company's cybersecurity strategy and execution.

18

Corporate Governance
Management Succession Planning
The Compensation Committee periodically reports to the board of directors on succession planning. The board of directors works with the Compensation Committee to evaluate potential successors to the Chief Executive Officer, as well as other key executive positions. Additionally, the Audit Committee reviews annually the Company's succession planning for accounting and finance personnel.
Oversight of Human Capital Management
Attracting, retaining and mentoring the talent needed to address the needs of our business is the basis of our human capital strategy. The board of directors and the Compensation Committee regularly discuss, prepare and advance the Company’s succession plan. The board of directors regularly interacts with the Company’s senior team, to enhance its full view of the Company’s talent pool and the necessary development needs of each high potential employee. We believe we provide a competitive and well rounded compensation package that attracts and retains exceptional talent.
Oversight and Commitment to Diversity and Inclusion
Diversity and inclusion are an essential part of our company's success. Our diversity helps us service our employees, clients and communities better, leading to greater success for everyone. Management has full support from our board of directors to advance diversity and inclusion initiatives across the business including our relationships with our Indigenous partners.
As a company, we recognize the importance of a diverse workforce represented by people from different backgrounds, experiences and ways of looking at the world. During 2020, we formed a Diversity and Inclusion Committee to help us serve our employees, clients and communities better as we strive to build a culture of inclusion. In Canada, we are committed to hiring Indigenous Peoples and expanding our Indigenous workforce, excluding corporate staff, to 10%. In 2021, we reached 7% Indigenous employment, excluding corporate staff, in Canada despite challenging market conditions that resulted in reduced hiring in the region. Approximately 7% of our total new hires in Canada were of Indigenous background during 2021. In addition, our Indigenous Procurement Policy in Canada helps foster strong community relationships while ensuring a local and diverse supply chain of business partners. In 2021, we purchased more than C$56.5 million in goods and services from the Indigenous business community, representing 32% of our total Canadian local spending. In Australia, all of our food suppliers are Australian companies and, where possible, are based locally. Through our membership with Supply Nation, a non-profit organization committed to supplier diversity and Indigenous business development, we were able to direct approximately A$5.7 million in 2021 into Indigenous-owned and operated companies, and we are always looking for more opportunities to partner with these businesses.
Role in Corporate Responsibility and Corporate Citizenship
Corporate Code of Business Conduct & Ethics
Civeo has adopted a Corporate Code of Business Conduct and Ethics (the “Code of Conduct”), which requires that all directors, officers and employees of Civeo act ethically at all times. This Code of Conduct is available at Civeo’s website www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Corporate Code of Business Conduct and Ethics.”
Substantially all of our employees are required annually to complete online training which includes a review of our Corporate Code of Conduct and an acknowledgment that the employee has read and understands the policy.
Financial Code of Ethics for Senior Officers
Civeo has adopted a Financial Code of Ethics for Senior Officers (the “Financial Code of Ethics”) that applies to our chief executive officer, chief financial officer, principal accounting officer and other senior officers (“Senior Officers”). The Financial Code of Ethics is available at Civeo’s website www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Financial Code of Ethics for Senior Officers.”

2022 Proxy Statement	19

Corporate Governance
Ethical principles set forth in the Financial Code of Ethics include, among other principles, matters such as:
•Acting ethically with honesty and integrity;
•Avoiding conflicts of interest;
•Complying with disclosure and reporting obligations with full, fair, accurate, timely and understandable disclosures;
•Complying with applicable laws, rules and regulations;
•Acting in good faith, responsibly with due care, competence and diligence;
•Promoting honest and ethical behavior by others in the work environment;
•Respecting confidentiality of information acquired in the course of his or her work; and
•Responsibly using and maintaining assets and resources employed or entrusted to the Senior Officer.
Senior Officers must also comply with the Code of Conduct.
Board of Directors Oversight of Commitment to ESG and Sustainability
We believe that sound corporate citizenship and attention to ESG principles are essential to our success. Accordingly, during 2021, oversight of ESG matters was directly assigned to our newly renamed Environmental, Social, Governance and Nominating Committee. Please see "Board of Directors - Committees - Environmental, Social, Governance and Nominating Committee" for further information with respect to the Committee's responsibilities.
Even though ESG topics have been increasingly capturing attention from shareholders and potential investors, they have long been of concern to Civeo and our guests, customers, employees, contractors, creditors, management and board of directors. We are committed to operating with integrity, contributing to the local communities where we operate, promoting diversity, developing our employees, focusing on sustainability and being thoughtful environmental stewards.
Our customers are often involved in significant projects in remote areas where environmental impacts are carefully monitored; where safe food storage and preparation, clean water and careful handling of waste are critical; where medical care may be inaccessible; and where our diverse guests and staff members measure their work shifts in weeks, in sometimes difficult weather, and thus may feel somewhat confined into relatively small communities at our lodges and villages. In 2020, the global COVID-19 pandemic required even greater attention to health and safety protocols.
Beginning in early 2020 and continuing through the filing of this proxy statement, the board of directors has been highly engaged with the Chief Executive Officer and other members of management about the impact of COVID-19 and our response and plans. Since the COVID-19 pandemic developed, the board of directors has received frequent updates on the impact to the Company’s employees, operations and clients and reviewed with management the safety protocols in place to protect the health of our employees and guests while maintaining continuity of service to our clients. This board oversight has included COVID-19 situation updates at each board meeting beginning in mid-March 2020 through the filing of this proxy statement. These updates addressed the impact on our employees, operations, financial results and supply chain as well as media engagement and related legal and regulatory matters. Management also is engaged with the board of directors on identifying and addressing strategic risks and opportunities arising out of COVID-19. The board of directors is committed to working with management to protect the health and safety of the employees, guests and contractors. During the pandemic, we adjusted our planned in-person meetings of the board of directors to hold them virtually to ensure continued effective functioning of the board of directors. We resumed in-person meetings of the board of directors in the second half of 2021, and we continue to maintain safety protocols and closely monitor the impact of COVID-19 on our employees, operations and clients.
As noted above, through the Environmental, Social, Governance and Nominating Committee, our board of directors provides oversight of management’s efforts around these ESG topics and is committed to supporting Civeo's efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance, and corporate citizenship creates long-term value.
Shareholder Engagement
Through the year, we meet with analysts and institutional investors to inform and share our perspective, and to solicit their feedback on our performance. This includes participation in investor conferences and other formal events, and group and one-on-one meetings throughout the year.

SHAREHOLDER OUTREACH
74% D
During 2021, we conducted shareholder engagement with shareholders representing 74% of our fully diluted shares regarding the Company’s operations, financial results and strategy.
Note - fully diluted shares include common shares outstanding (exclusive of shares owned by directors and officers) as well as common shares assumed to be converted from preferred shares on an as converted basis.

20

Corporate Governance
Board of Directors—Structure
The Civeo board of directors is divided into three classes, with three directors in each class. The members of each class serve for three years following their election, with one class being elected each year. The directors designated as Class II directors will have terms expiring at the annual general meeting this year. If elected at the annual general meeting, Messrs. Navarre and Lambert and Ms. Moore, as Class II directors, will have terms expiring in 2025. The directors designated as Class III directors have terms expiring in 2023, and the directors designated as Class I directors have terms expiring in 2024.
Board of Directors Leadership
Our board of directors is led by our independent Chair of the Board, and the Chief Executive Officer position is currently separate from the Chair role. The board of directors maintains the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Civeo at a given point in time. We believe the separation of these two positions is appropriate corporate governance for us at this time because it promotes a strong independent leadership structure. In addition, we believe this structure facilitates effective oversight of management and enables the board of directors to fulfill its risk oversight responsibilities.
Director Independence
Under rules adopted by the NYSE, our board of directors must have a majority of independent directors. To qualify as “independent” under the NYSE listing standards, a director must meet objective criteria set forth in the NYSE listing standards, and the board of directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).
The Civeo board of directors reviews, as appropriate, material or relevant direct or indirect business relationships between each director (including his or her immediate family) and our company, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. The NYSE listing standards include a series of objective tests, such as that the director is not an employee of Civeo and has not engaged in various types of business dealings with Civeo. In addition, as further required by the NYSE, the Civeo board of directors has made a subjective determination that each independent director has no material relationship with Civeo (either directly or as a partner, shareholder or officer of an organization that has a relationship with Civeo). When assessing the materiality of a director’s relationship with us, the board of directors considers the issue not merely from the standpoint of the director, but also from the standpoint of the persons or organizations with which the director has an affiliation.
The Civeo board of directors has determined that, except for Bradley Dodson, our President and Chief Executive Officer, all of Civeo's current directors (Richard A. Navarre, C. Ronald Blankenship, Jay K. Grewal, Martin A. Lambert, Michael Montelongo, Constance B. Moore, Charles Szalkowski, and Timothy O. Wall) qualify as “independent” in accordance with the applicable NYSE listing standards.
Executive Sessions
Our independent directors regularly meet in executive session with no members of management present, generally at each board of directors and committee meeting. Our Chair of the Board, Richard Navarre, who is an independent director, or each Committee Chair, who is independent, presides at these sessions.

2022 Proxy Statement	21

Corporate Governance
Board of Directors—Committees
The Civeo board of directors has established several standing committees in connection with the discharge of its responsibilities.

Constance B. Moore (Chair) Members: C. Ronald Blankenship Jay K. Grewal Charles Szalkowski Number of Meetings: 7
Audit Committee
Responsibilities:
•Oversees the integrity of Civeo's financial statements and effectiveness of our internal control over financial reporting.
•Appoints our independent auditors and reviews the general scope of audit coverage, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions.
•Meets separately with representatives of our independent auditors, our internal audit personnel and representatives of senior management in performing its functions.
The board of directors has determined that each of Messrs. Blankenship and Szalkowski and Mses. Grewal and Moore is independent under applicable NYSE and SEC rules for board of director and audit committee independence.
The board of directors has determined that each of Messrs. Blankenship and Szalkowski and Mses. Grewal and Moore is financially literate and has accounting or related financial management expertise, each as required by the applicable NYSE listing standards. The board of directors also has determined that Mr. Blankenship and Mses. Grewal and Moore qualify as audit committee financial experts under the applicable rules of the SEC.
A more detailed discussion of the Audit Committee’s mission, composition and responsibilities is contained in the Audit Committee charter, which is available on our website, ir.civeo.com, by first clicking “Corporate Governance” under the “Governance & Responsibility” heading and then “Audit Committee Charter” at the bottom of the page.

Martin A. Lambert (Chair) Members: Michael Montelongo Constance B. Moore Number of Meetings: 5
Compensation Committee
Responsibilities:
•Determines the compensation of our chief executive officer and other executive officers.
•Oversees and approves compensation and employee benefit policies.
•Meets on succession planning with respect to Company's key executive positions.
•Administers the EPP, and in this capacity makes a recommendation to the full board of directors concerning the aggregate amount of all option grants or share awards to employees as well as specific awards to executive officers under the EPP.
•Reviews and discusses with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement.
The board of directors has determined that each of Messrs. Lambert and Montelongo and Ms. Moore is independent under applicable NYSE and SEC rules for board of director and compensation committee independence.
A more detailed discussion of the Compensation Committee’s mission, composition and responsibilities is contained in the Compensation Committee charter, which is available on our website, ir.civeo.com, by first clicking “Corporate Governance” under the “Governance & Responsibility” heading and then “Compensation Committee Charter” at the bottom of the page.

22

Corporate Governance

Charles Szalkowski (Chair) Members: Michael Montelongo Richard A. Navarre Timothy O. Wall Number of Meetings: 4
Environmental, Social, Governance and Nominating Committee
Responsibilities:
•Oversees the Company's strategy and initiatives with regard to ESG Matters.
•Identifies and implements appropriate corporate governance policies.
•Advises the board of directors about appropriate composition of the board of directors and its committees.
•Identifies and implements appropriate corporate governance policies.
•Makes proposals to the board of directors for candidates to be nominated by the board of directors to fill vacancies or for new directorship positions, if any, which may be created from time to time.
The board of directors has determined that each Messrs. Montelongo, Navarre, Szalkowski and Wall is independent under applicable NYSE rules.
A more detailed discussion of the Environmental, Social, Governance and Nominating Committee’s mission, composition and responsibilities is contained in the Environmental, Social, Governance and Nominating Committee charter, which is available on our website, ir.civeo.com, by first clicking “Corporate Governance” under the “Governance & Responsibility” heading and then “Environmental, Social, Governance and Nominating Committee Charter” at the bottom of the page.

C. Ronald Blankenship (Chair) Members: Jay K. Grewal Martin A. Lambert Timothy O. Wall Number of Meetings: 1
Finance and Investment Committee
Responsibilities:
•Assists the board of directors in its consideration of opportunities to enhance our long-term performance and valuation, including reviewing including reviewing and making recommendations to the board of directors with respect to our strategic objectives and financial and operating metrics and performance.
A more detailed discussion of the Finance and Investment Committee’s mission, composition and responsibilities is contained in the Finance and Investment Committee charter, which is available on our website, ir.civeo.com, by first clicking “Corporate Governance” under the “Governance & Responsibility” heading and then “Finance and Investment Committee Charter” at the bottom of the page.

Committee Composition
Below is a summary of our committee structure and membership information.

	Audit Committee	Compensation Committee	Environmental, Social, Governance and Nominating Committee	Finance and Investment Committee
Richard A. Navarre
C. Ronald Blankenship
Jay K. Grewal
Martin A. Lambert
Michael Montelongo
Constance B. Moore
Charles Szalkowski
Timothy O. Wall

Chair	Member	F	Financial Expert

2022 Proxy Statement	23

Corporate Governance
Board of Directors—Practices, Policies and Processes
Commitment to Good Governance Practices
Corporate Governance Highlights

BOARD OF DIRECTORS PRACTICES AND STRUCTURE	OTHER BEST PRACTICES
All directors are independent except the CEO
Separate Chair and CEO roles
Highly skilled board of directors with diversity in skills, background and experience
All board committees are comprised of independent directors
Independent directors regularly meet in executive session with no members of management present, generally at each board of directors meeting
Consistent and frequent director access to management and independent advisors
Active board of director oversight of enterprise risk
Annual performance self-evaluation of the board of directors, each individual director and each committee
Oversight of ESG matters directly assigned to newly renamed Environmental, Social, Governance and Nominating Committee

Prohibition on hedging, pledging and trading transactions by executive officers or directors
Stock ownership guidelines applicable to executive officers and directors
Independent executive compensation consultant hired by and reporting to the Compensation Committee
Change in control and severance benefits that are subject to a "double trigger"
Robust Code of Conduct and third-party hotline reporting
Executive succession planning
Clawback policy
Enterprise risk management program, including relevant ESG related risks

Board of Directors and Committee Meetings
During 2021, the Civeo board of directors held eight meetings, the Audit Committee held seven meetings, the Compensation Committee held five meetings, the Environmental, Social, Governance and Nominating Committee held four meetings and the Finance and Investment Committee held one meeting. In total, with the exception of one director who attended 87.5% of the total meetings of the board of directors, each director attended 100% of the total meetings of the board of directors. Additionally, each director attended 100% of the total committee meetings for committees on which he or she served. While we understand that scheduling conflicts may arise, we expect directors to make reasonable efforts to attend the annual general meeting of shareholders, meetings of the board of directors and the committees on which they serve. All of our directors attended the 2021 annual general meeting of shareholders.
Board of Directors—Performance Evaluations
Annually, the board of directors conducts a self-evaluation to determine whether it and its committees are functioning effectively. The Environmental, Social, Governance and Nominating Committee receives comments from all directors and reports to the board of directors with an assessment of the performance of the board of directors and each individual director. The assessment focuses on the board of directors and each individual director's contribution to Civeo and specifically focuses on areas in which the board of directors or management believes that the board of directors and each individual director could improve.
Additionally, the Environmental, Social, Governance and Nominating Committee leads the board of directors in the annual performance review of each of the board's committees. As part of this process, the chair of each committee reports to the Environmental, Social, Governance and Nominating Committee Chair who then reports the results of the self-evaluations to the full board of directors about the committee’s annual evaluation of its performance and evaluation of its charter.

24

Corporate Governance
Director Orientation and Continuing Education
Each new director must participate in the Company’s orientation program, which is conducted in a reasonable period of time after the meeting at which such director is initially appointed. This orientation includes presentations by senior management to familiarize new directors with the Company’s operations, its strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct and its Financial Code of Ethics, its principal officers, and its internal and independent auditors. In addition, the orientation program includes visits to Company headquarters and, to the extent practical, visits to various operational sites of the Company.
In addition, training sessions by outside experts are periodically conducted during meetings of the board of directors related to, among other things: U.S. securities law; risk assessment, insurance and management; investor perspective on ESG practices and trends; and macro-economic trends in the U.S. and global economies. Directors also attend continuing education seminars and webcasts hosted by outside experts such as the National Association of Corporate Directors in order to stay current with best practices and evolving trends. Finally, management regularly provides the board of directors with published articles and white papers authored by outside experts on topics ranging from shareholder activism, ESG trends, proxy advisory firm ratings, guidance and proposed regulations.
Corporate Governance Guidelines
Civeo has adopted Corporate Governance Guidelines to best ensure that the board of directors has the necessary authority and practices in place to make decisions that are independent from management, that the board of directors adequately performs its function as the overseer of management and to ensure that the interests of the board of directors and management are aligned with the interests of the shareholders. Civeo’s Corporate Governance Guidelines are available at www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Corporate Governance Guidelines.”
Communications with Directors; Accounting and Auditing Concerns
Shareholders or other interested parties may send communications, directly and confidentially, to our board of directors, to any committee of our board of directors, to non-management directors or to any director in particular by sending an envelope marked “confidential” to such person or persons c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Any such correspondence will be forwarded by the Corporate Secretary of Civeo to the addressee without review by management.
The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Certain Relationships and Related-Party Transactions
There were no transactions or relationships required to be disclosed under Item 404(a) of Regulation S-K during the past two fiscal years.
Our board of directors has adopted procedures for approving related-party transactions. We review relationships and transactions in which we are a participant to determine whether our directors and executive officers or their immediate family members and our 5% beneficial owners have a direct or indirect material interest. Our Corporate Secretary’s office is primarily responsible for the development and implementation of processes and controls to obtain information from the directors, executive officers and 5% beneficial owners with respect to related party transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under the rules of the SEC, any related party transaction will be disclosed in filings we make with the SEC when required, including disclosure in our proxy statements.
Our Code of Conduct prohibits conflicts of interest. Any waivers of these guidelines must be approved by the Environmental, Social, Governance and Nominating Committee of our board of directors or by our full board of directors. Our prohibition on conflicts of interest under the Code of Conduct extends to related-party transactions. Under the Code of Conduct, conflicts of interest occur when private, commercial or financial interests prevent a director or employee from fulfilling his or her duties to Civeo.

2022 Proxy Statement	25

Corporate Governance
We have multiple internal processes for reporting conflicts of interests, including related-party transactions. For example, under the Code of Conduct, all employees are required to report any conflict of interest to their supervisors. Any transaction involving related parties must be reported in writing by our division executives as part of their quarterly representation letters. This information will then be reviewed by disinterested members of our Environmental, Social, Governance and Nominating Committee, our board of directors or our independent registered public accounting firm, as deemed appropriate, and discussed with management. As part of this review, the following factors will generally be considered:
•the nature of the related party’s interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of the transaction;
•the importance of the transaction to the related party;
•the importance of the transaction to us;
•whether the transaction would impair the judgment of a director or executive officer to act in Civeo’s best interest;
•whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and
•any other matters deemed appropriate with respect to the particular transaction.
Ultimately, all material related-party transactions must be approved or ratified by the Environmental, Social, Governance and Nominating Committee of our board of directors. Any member of the Environmental, Social, Governance and Nominating Committee who is a related party with respect to a transaction would be recused from the review of the transaction.
In addition, we annually distribute a questionnaire to our executive officers and members of our board of directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct.
We also have other policies and procedures to prevent conflicts of interest, including related-party transactions. For example, the charter of our Environmental, Social, Governance and Nominating Committee requires that the members of such committee assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as further described above under “Management—Director Independence.”
To establish restrictions with regard to corporate participation in the political system as imposed by law, the following guidelines are contained in our Code of Conduct:
•None of Civeo’s funds, assets or services will be used for political contributions, directly or indirectly, unless allowed by applicable foreign and U.S. law and approved in advance by our board of directors.
•Any contributions by Civeo to support or oppose public referenda or similar ballot issues are only permitted with advance approval of our board of directors.
•Employees, if eligible under applicable foreign and U.S. law, may make political contributions through legally established Civeo-sponsored-and-approved political support funds. Any such personal contribution is not a deductible expense for federal or other applicable income tax purposes and is not eligible for reimbursement by Civeo as business expense. To the extent permitted by law, Civeo’s resources may be used to establish and administer a political action committee or separate segregated fund. All proposed activities shall be submitted for the review of, and approval by, the board of directors prior to their implementation.
Noralta Acquisition
On April 2, 2018, we acquired the equity of Noralta Lodge Ltd. ("Noralta"), located in Alberta, Canada (the "Noralta Acquisition"). The total consideration, subject to adjustment in accordance with the terms of the definitive agreement, included (i) C$207.7 million (or approximately US$161.2 million) in cash, (ii) 2.7 million of our common shares, of which 0.7 million shares are held in escrow as of December 31, 2021 and will be released based on certain conditions related to Noralta customer contracts remaining in place, and (iii) 9,679 Class A Series 1 Preferred Shares (the “preferred shares”) with an initial liquidation preference of $96.8 million and initially convertible into 2.4 million of our common shares.
During the second quarter of 2021, 0.4 million common shares were released to the sellers from escrow to cover certain conditions related to Noralta customer contracts remaining in place. During the second quarter of 2020, $5.0 million in cash was released to us from escrow to cover certain agreed upon indemnification claims. During the first quarter of 2019, $2.1 million in cash was released to us from escrow to cover certain agreed upon indemnification claims. During the fourth quarter of 2018, $10.4 million in cash, 0.2 million common shares and 637 preferred shares were released to us, and $1.2 million in cash, 15 thousand common shares and 55 preferred shares were released to the sellers, from escrow to cover purchase price adjustments related to employee compensation cost increases. During the third quarter of 2018, $3.6 million in cash was released to us from escrow to cover purchase price adjustments related to a working capital shortfall at closing.
Holders of the preferred shares are entitled to receive a 2% annual dividend on the liquidation preference, paid quarterly in cash or, at our option, by increasing the preferred shares’ liquidation preference. The preferred shares are convertible into common shares at a conversion price of $39.60 per preferred share, subject to customary anti-dilution adjustments (the “Conversion

26

Corporate Governance
Price”). We have the right to elect to convert the preferred shares into common shares if the 15-day volume weighted average price of the common shares is equal to or exceeds the Conversion Price. Holders of the preferred shares have the right to convert the preferred shares into common shares at any time after two years from the date of issuance, and the preferred shares mandatorily convert after five years from the date of issuance. The preferred shares also convert automatically into common shares upon a change of control of Civeo. We may redeem any or all of the preferred shares for cash at the liquidation preference, plus accrued and unpaid dividends. The preferred shares do not have voting rights, except as statutorily required.
In connection with closing of the Noralta Acquisition, we entered into the registration rights, lock-up and standstill agreement, dated April 2, 2018 (the “Registration Rights Agreement”), with Torgerson Family Trust (“Torgerson Trust”) and 989677 Alberta Ltd. (collectively, the “Restricted Shareholders”). Pursuant to the Registration Rights Agreement, for a period of 18 months following the closing, the Restricted Shareholders agreed not to transfer any of their common shares without our prior written consent, with certain limited exceptions for permitted transfers. Following such 18-month period, the Restricted Shareholders are permitted to transfer common shares under Rule 144 or an effective registration statement under the U.S. Securities Act of 1933 (the “Securities Act”), subject to a limitation restricting transfers during any 90-day period of more than 10% of the common shares (including common shares received upon conversion of the preferred shares) received by the Restricted Shareholders in the Acquisition. In addition, no Restricted Shareholder may transfer any common shares or preferred shares to any competitor of Civeo or any person, whether individually or as part of a group, that would then have the right to vote more than 10% of the common shares then outstanding, other than transfers in an underwritten public offering or in a market transaction pursuant to Rule 144. The Restricted Shareholders also agreed to be subject to customary standstill restrictions, including a restriction on additional purchases of common shares, and a restriction on voting common shares that limits the voting by such holders of common shares (including common shares held in escrow) in excess of 15% of the voting power of the outstanding common shares, which will be voted consistently with all other shareholders. The transfer, standstill and voting restrictions terminate at such time as the shares beneficially owned by the Restricted Shareholders no longer constitute at least 5% of our common shares then outstanding (calculated assuming conversion of all of the outstanding preferred shares) or upon a bankruptcy or change of control of Civeo.
Pursuant to the Registration Rights Agreement, we filed a shelf registration statement under the Securities Act covering the public offering of the registrable securities held by the Restricted Shareholders, which became effective on September 5, 2019. In addition, the Restricted Shareholders have customary “piggy-back” rights with respect to public offerings of common shares by Civeo.
The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the Restricted Shareholders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

2022 Proxy Statement	27

Corporate Governance
Director Compensation
Process
Our non-employee directors receive compensation for their services on the board of directors. The Compensation Committee conducts annual reviews of director compensation, engages Mercer, LLC ("Mercer"), the Compensation Committee's independent compensation consultant, to provide market data bi-annually related to director compensation, and makes a recommendation to the board of directors regarding the form and amount of director compensation. Director compensation should be adequate to compensate directors for their time and effort expended in satisfying their obligations. The Compensation Committee will, however, consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect form of compensation to) a director or an organization with which the director is affiliated.
Directors who are also our employees do not receive a retainer or fees for service on our board of directors or any committees. Accordingly, Mr. Dodson, a director of Civeo and Civeo’s President and Chief Executive Officer, does not receive director compensation.
The table below summarizes the components of compensation paid by Civeo to non-employee directors:

Component	Non-Employee Director Compensation
Annual Cash Retainer	$65,000
Annual Equity Retainer (1)	Stock award equal to $125,000
Chair of the Board Retainer	Annual retainer of $75,000, paid quarterly 50% in cash and 50% in fully vested common shares
Committee Chair Annual Cash Retainer (2)	Audit - $27,500 Compensation - $23,000 Environmental, Social, Governance and Nominating - $23,000 Finance and Investment - $18,000
Committee Member Annual Cash Retainer	Audit - $18,000 Compensation - $13,000 Environmental, Social, Governance and Nominating - $13,000 Finance and Investment - $13,000
1.Newly elected non-employee directors receive restricted stock awards valued at $125,000 after their initial appointment. In addition, non-employee directors who have served for not less than six months receive additional restricted stock awards valued at $125,000 at each annual shareholders’ meeting after which they continue to serve. The non-employee directors’ restricted stock awards are valued on the award date based on the closing share price and vest on the earlier of one year from the date of grant or the next annual shareholders’ meeting date following the date of grant.
Commencing with annual grants made in 2019, our non-employee directors were permitted to elect to receive their annual restricted stock award in the form of deferred shares, which vest on the earlier of one year from the date of grant or the next annual shareholders’ meeting date following the date of grant, subject to continued service through such date; however, settlement of such deferred shares is deferred until the director’s separation from service.
2.    Effective as of January 1, 2022, the Committee chair annual cash retainer for the Environmental, Social, Governance and Nominating Committee was increased from $18,000 to $23,000, to reflect the increased responsibilities of the committee.
All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or committees and for other reasonable expenses related to the performance of their duties as directors, including attendance at pertinent continuing education programs and training. Additionally, we purchase and maintain directors' and officers' liability insurance for, and provide indemnification to, each member of our board of directors.

The Compensation Committee annually reviews director compensation, and uses outside consultants to ensure such compensation is appropriate relative to our peer groups. The review includes, but is not limited to, compensation levels, chair premiums, pay mix and relevant governance trends. In addition, the Environmental, Social, Governance and Nominating Committee annually reviews compliance with share ownership guidelines.

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Corporate Governance
Director Compensation Table
The table below summarizes the compensation paid by Civeo to non-employee directors for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Share Awards(1)	2020 Grant Paid in Cash in 2021 (2)	Total
Richard A. Navarre	$115,500	$162,509	$100,000	$378,009
C. Ronald Blankenship	$109,125	$125,007	$100,000	$334,132
Jay K. Grewal	$36,000	$124,991	$—	$160,991
Martin A. Lambert	$101,000	$125,007	$100,000	$326,007
Michael Montelongo	$34,125	$124,991	$—	$159,116
Constance B. Moore	$105,500	$125,007	$100,000	$330,507
Charles Szalkowski	$101,000	$125,007	$100,000	$326,007
Timothy O. Wall	$91,000	$125,007	$100,000	$316,007
(1)The amounts in the “Share Awards” column reflect the aggregate grant date fair value of restricted stock awards granted in 2021 calculated in accordance with FASB ASC Topic 718—Stock Compensation. Please see Note 19 to the notes to consolidated financial statements included in Item 8 of Civeo’s Annual Report on Form 10-K for the year ended December 31, 2021 for information regarding the assumptions relied upon for this calculation. Pursuant to FASB ASC Topic 718—Stock Compensation, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our future accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the directors. Mr. Navarre’s share award total includes 37,503 of Civeo common shares as part of his fees as Chair of the Board, which vested on the grant date.
(2)In 2020, in light of the Company's then current stock price and the desire to limit shareholder dilution, the non-employee directors replaced their 2020 annual stock award with an additional cash retainer of $100,000 that was paid on the date of the 2021 annual shareholders' meeting.
As of December 31, 2021, the aggregate number of unvested restricted stock awards held by non-employee directors were as follows:

Name	Share Awards		Name	Share Awards
Richard A. Navarre	7,627		Michael Montelongo	5,610
C. Ronald Blankenship	7,627		Constance B. Moore	7,627
Jay K. Grewal	5,610		Charles Szalkowski	7,627	*
Martin A. Lambert	7,627	*	Timothy O. Wall	7,627	*
*Deferred shares to be settled upon separation from service.
Share Ownership Guidelines
Non-employee directors are subject to Civeo’s share ownership guidelines pursuant to which they are expected to retain shares from restricted stock awards, after payment of applicable taxes, valued at five times the annual retainer amount until retirement or until leaving the board of directors. Once the ownership guideline is established for a director and communicated, the director has five years to attain the targeted level of ownership. All directors are expected to be in compliance with the guidelines within the five-year period for compliance.
As of March 29, 2022, all non-employee directors were in compliance with the guidelines as demonstrated in the chart below:

	Ownership in Shares		Compliance Y/N
Non-employee directors	Target Ownership	Current Holdings
Richard A. Navarre	18,678	36,848	Yes
C. Ronald Blankenship	18,678	28,924	Yes
Jay K. Grewal	14,806	5,610	Yes*
Martin A. Lambert	18,678	90,293	Yes
Michael Montelongo	14,806	5,610	Yes*
Constance B. Moore	18,678	29,867	Yes
Charles Szalkowski	18,678	28,965	Yes
Timothy O. Wall	12,311	20,982	Yes
*Within grace period for compliance.

2022 Proxy Statement	29

Executive Officers
Our named executive officers are:

Bradley J. Dodson, 48 President, Chief Executive Officer and Director

Background:
Bradley J. Dodson has been President and Chief Executive Officer and director of Civeo since May 2014. Mr. Dodson held several executive positions with Oil States, a global provider of integrated energy systems and solutions, from March 2001 to May 2014, including serving as Executive Vice President, Accommodations from December 2013 to May 2014, Senior Vice President, Chief Financial Officer and Treasurer from April 2010 to December 2013, Vice President, Chief Financial Officer and Treasurer from May 2006 to April 2010, Vice President, Corporate Development from March 2003 to May 2006 and Director of Business Development from March 2001 to February 2003. From June 1998 to March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co.
Mr. Dodson holds a M.B.A. degree from The University of Texas at Austin and a B.A. degree in economics from Duke University.

Carolyn J. Stone, 49 Senior Vice President, Chief Financial Officer and Treasurer

Background:
Carolyn J. Stone has been Senior Vice President, Chief Financial Officer and Treasurer of Civeo since November 2019. Prior to her appointment, Carolyn served as Chief Accounting Officer since May 2019 and Vice President, Controller and Corporate Secretary of Civeo since May 2014. From April 2014 to May 2014, Ms. Stone was a consultant to Oil States. Ms. Stone served as Executive Vice President and Chief Financial Officer of Synagro Technologies Inc ("Synagro") from March 2012 to September 2013. In April 2013, Synagro and various affiliates filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining Synagro, Ms. Stone was at Dynegy Inc. from November 2001 until March 2012. She served as Senior Vice President and Chief Accounting Officer of Dynegy Inc. from July 2011 and Senior Vice President and Treasurer from March 2009 until July 2011. From November 2001 until March 2009, Ms. Stone held positions of increasing responsibility within the accounting department at Dynegy. Prior to joining Dynegy, Ms. Stone served in the accounting and auditing practice at PricewaterhouseCoopers LLP from 1995 to 2001.
Ms. Stone received a Bachelor of Business Administration degree and a Master of Professional Accounting degree from the University of Texas. She is a Certified Public Accountant.

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Executive Officers

Peter L. McCann, 53 Senior Vice President, Australia

Background:
Peter L. McCann has served as Senior Vice President, Australia since June 2014. Mr. McCann was Managing Director of The MAC, a wholly owned subsidiary of Civeo, from June 2012 to June 2014. From January 2010 through June 2012, Mr. McCann was the Executive General Manager, Finance for The MAC. From 2004 to 2010, Mr. McCann served as Chief Financial Officer of Royal Wolf Trading.
Mr. McCann holds a Bachelor of Commerce degree in accountancy from the University of New South Wales.

Allan D. Schoening, 63 Senior Vice President, Canada

Background:
Allan D. Schoening has served as Senior Vice President, Canada since November 2018. Prior to his appointment, Mr. Schoening served as Senior Vice President, Corporate Affairs of Civeo since June 2017. From April 2014 to May 2017, he served as Senior Vice President, Human Resources & Health, Safety and Environment of Civeo. From June 2012 to April 2014, Mr. Schoening served as Senior Director and then Vice President, Human Resources and Health, Safety and Environment for PTI Group Inc., a subsidiary of Oil States. From June 2009 to May 2012, Mr. Schoening was self-employed as an independent business consultant. Prior to 2009, Mr. Schoening was based in London, England where he served as Senior Vice President for Katanga Mining Limited, a Canadian listed mining company with operations in Africa, for the period from 2005 to 2009. From 1995 to 2004, Mr. Schoening served in senior and executive management positions with Barrick Gold Corporation and Kinross Gold. Mr. Schoening’s career also includes domestic and international assignments with the completions division of Schlumberger Limited.
Mr. Schoening holds a B.A., Psychology (Spec.) from the University of Alberta.

2022 Proxy Statement	31

Executive Compensation

PROPOSAL 2 Advisory Vote to Approve Executive Compensation

We are asking that you vote for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, commonly referred to as a “Say-on-Pay” proposal. As approved by our shareholders at the 2021 annual meeting, consistent with our board of director’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis, and accordingly, unless our board of directors changes its policy, our next Say-on-Pay vote after the annual general meeting is expected to be held at the Company’s 2023 annual meeting of shareholders.
Section 14A of the Exchange Act requires us to provide an advisory shareholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement, including under “Compensation Discussion and Analysis” and the tables and narrative that follow.
We are requesting your nonbinding vote on the following resolution:
“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation of Civeo’s named executive officers as disclosed in Civeo’s proxy statement for its 2022 annual general meeting of shareholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the accompanying narrative discussion.”
As an advisory resolution, our shareholders’ vote on this proposal is not binding on the board of directors or us. The board of directors could, if it concluded it was in our best interests to do so, choose not to follow or address the outcome of the advisory resolution. Decisions regarding the compensation and benefits of our named executive officers remain with our board of directors and the Compensation Committee. We expect, however, that the Compensation Committee will review the voting results on this proposal and give consideration to the outcome when making future decisions regarding compensation of our named executive officers.

Civeo’s board of directors recommends a vote “FOR” the adoption, on a non-binding, advisory basis, of the resolution approving the compensation of our named executive officers. The persons named in the accompanying proxy intend to vote such proxy FOR the approval of this proposal, unless a contrary choice or abstention is set forth therein or unless such proxy is subject to a broker non-vote with respect to this proposal.

32

Executive Compensation
Compensation Discussion and Analysis
In this section, we describe and discuss our executive compensation program, including the objectives and elements of compensation, as well as determinations made by the Compensation Committee of the board of directors regarding the compensation of our named executive officers ("NEO") for 2021. Our NEOs for 2021 were:

•Bradley J. Dodson, President and Chief Executive Officer;
•Carolyn J. Stone, Senior Vice President, Chief Financial Officer and Treasurer;
•Peter L. McCann, Senior Vice President, Australia; and
•Allan D. Schoening, Senior Vice President, Canada.
Executive Overview
2021 was a pivotal year for Civeo as we made significant progress against our strategic goals and improved our financial position with continued strong free cash flow generation, marking a promising recovery from the impact of COVID-19 and a successful navigation through a challenging economic landscape. We are extremely proud of the entire Civeo team for their dedication and perseverance that helped us make 2021 a strong year for the company, despite the ongoing pandemic-related headwinds.

In 2021, we stayed focused on our operational, strategic and financial priorities: operating safely, generating significant operating cash flow and reducing our total debt balance. For the full year 2021, Civeo generated $94 million in Adjusted Operating Cash Flow and reduced total debt by $76 million to end the year at $175 million of total debt. We also reduced our net leverage ratio to 1.49x at year-end 2021, down from 2.06x at year-end 2020.
Specific 2021 Accomplishments
From an operational standpoint, the Company’s primary focus in 2021 was, and continues to be, the safety and wellbeing of our guests and employees. Operationally, Mr. Dodson and our global leadership team’s effective operations in a dynamic environment included the following:
•Continued to safely and profitably execute on the Company’s contracts related to LNGC Canada and Coastal Gaslink Pipeline projects;
•Continued strong safety performance across all regions, resulting in a full year aggregate Total Recordable Incident Rate ("TRIR") of 0.42, compared to 0.45 in 2020; and
•Maintained global protocols to mitigate the transmission of the COVID-19 virus in our locations.
The Company’s strategic and financial focus remained the same in 2021 as it was in 2020: continue to focus on operating cash flow generation and debt reduction. Significant financial achievements in 2021 included:
•Generated $94 million of Adjusted Operating Cash Flow, which represents 114.9% of the Company's consolidated Adjusted Operating Cash Flow budget;
•Reduced total debt by $76 million;
•Decreased our net leverage ratio to 1.49 times at December 31, 2021 from 2.06 times at December 31, 2020;
•Successfully pursued asset disposal opportunities to supplement operating cash flow in Canada and the US;
•Secured key client contract extensions in Canada, which included increased room rates; and
•Replaced and refinanced existing credit agreement, extending maturity to September 8, 2025.

2022 Proxy Statement	33

Executive Compensation
Our Approach to Compensation
Compensation Governance
In keeping with our commitment to strong governance standards across our business, our executive compensation governance framework is built around the following:
•A Compensation Committee comprised of individuals with deep relevant business experience, all of whom have served previously as chief executive officers of energy or real estate related companies or as executives at hospitality companies. All members of the Compensation Committee are independent in accordance with NYSE listing standards;
•A clearly defined decision-making framework and delegation of authority that ensures all material compensation decisions for section 16 officers are made solely by the Compensation Committee, whose priority is to ensure our policies and procedures allow Civeo to attract, reward and retain executives who are focused on delivering long-term results for shareholders; and
•Clearly defined compensation policies structured to accommodate circumstances that are characteristic of a cyclical industry sector.
CEO and NEO Compensation Mix
This section outlines each of the components of our compensation program. Compensation decisions specific to our named executive officers for 2021 for each of these components are discussed in greater detail following this section. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards.

Base Salary	Annual Incentive Compensation Plan ("AICP")	Long-Term Incentive Plan ("LTIP")

Base salary recognizes the job being performed, executive seniority and tenure and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.	The key objective of Civeo’s AICP is to reward the achievement of defined annual financial and safety objectives and to incentivize employee activities that will continually improve Civeo, both on a business unit and company-wide basis.	Civeo’s LTIP, established under the Equity Participation Plan ("EPP"), is designed to provide an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and to support our efforts to attract and retain highly qualified executives to grow and develop Civeo in our competitive and cyclical industry.

Our Variable Compensation Performance Metrics and Their Relation to Our Strategy

Performance Metrics	How The Performance Metrics Tie to Our Strategy
Consolidated Adjusted Operating Cash Flow
Based in part on the feedback from our 2020 shareholder engagement efforts, in 2021, the Company altered its performance goals utilized under the Company’s AICP. For 2021, the Company also used consolidated adjusted operating cash flow as a financial metric under the AICP, given the Company’s current focus on generating cash flow and reducing leverage.

Relative Total Shareholder Return ("TSR")	Relative TSR is a valuable metric to assess performance against our peer group over a performance period. The intent is to better align executive pay with shareholder interests.
Divisional AICP EBITDA	AICP EBITDA is widely recognized as a primary valuation and comparable financial metric used in the industry and, for this reason, was selected as an appropriate financial metric for 2021.
Total Recordable Incident Rate ("TRIR")	TRIR is a globally recognized measure of safety performance. Safety is one of Civeo's core values and therefore it is an important measure of Company performance.
Consolidated Free Cash Flow
Based in part on the feedback from our 2020 shareholder engagement efforts, in 2021, the Company altered its performance goals utilized under the Company’s LTIP. For 2021, the Company also used consolidated free cash flow as a performance metric under its LTIP, given the Company’s current focus on generating cash flow and reducing leverage.

34

Executive Compensation

Consolidated Adjusted Operating Cash Flow
Consolidated Adjusted Operating Cash Flow ("OCF") is a non-GAAP financial measure that is defined as net cash flows provided by operating activities adjusted to exclude and/or include certain other unusual or non-operating items. Please see the Appendix for a reconciliation of Adjusted Operating Cash Flow to GAAP. Adjustments to Operating Cash Flow under the AICP also reflect one-time, unanticipated financial events incurred following approval of the respective year's budget, including unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates and certain other unbudgeted cash flows (approved by the board of directors).

AICP EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure that is defined as net income plus interest, taxes, depreciation and amortization. AICP EBITDA is a non-GAAP financial measure that is defined as EBITDA adjusted to exclude certain other unusual or non-operating items. Please see the Appendix for a reconciliation of AICP EBITDA to GAAP. Adjustments to EBITDA under the AICP also reflect one-time, unanticipated financial events incurred following approval of the 2021 budget, including unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates and certain other unbudgeted costs (approved by the board of directors). The AICP adjustments to EBITDA in 2021 were consistent with past practices.

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Highlights of 2021 Performance and Impact on Executive Compensation
Despite continuing headwinds faced by the energy sector throughout 2021, a number of significant financial and operational objectives were successfully completed through Mr. Dodson’s leadership. On the financial front, we continued to strengthen our balance sheet and reduce our leverage, a highlight not broadly seen across our sector. In particular, during 2021 we achieved the following:

Reduced total debt by $76 million from December 31, 2020 to December 31, 2021	Decreased our net leverage ratio to 1.49 times at December 31, 2021, from 2.06 times at December 31, 2020	Generated $94 million of Adjusted Operating Cash Flow during the year

Replaced and refinanced existing credit agreement, extending maturity to September 8, 2025		Authorized a share repurchase program for the Company to repurchase up to 5% of its total common shares outstanding, or approximately 715,000 common shares, over a twelve-month period

The Company achieved continuing improvements in a number of areas of the business including the following:

Continued to safely and profitably execute on the Coastal Gaslink Pipeline ("CGL") contract	Completed the sale of our West Permian Lodge to a third-party on October 2, 2021

Billed rooms increased by 15% in Canada in 2021	Continued strong safety performance across all regions, resulting in a 2021 Global TRIR of 0.42, considerably better than the hotel industry average of 4.5

AICP EBITDA (in millions)	TOTAL RECORDABLE INCIDENT RATE

Note: Please see the Appendix for a reconciliation of Adjusted Operating Cash Flow and AICP EBITDA to GAAP.

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Shareholder Engagement and Changes to the Compensation Program
Throughout the year, we meet with our shareholders to solicit their feedback on our performance, capital structure and pay plans as well as to share our perspective. The Company’s management maintains routine dialogue with its investors regarding operations, strategy, total leverage and quarterly financial results. Throughout 2021, management engaged with shareholders holding over 74% of the company’s fully diluted shares.
In 2020, in response to shareholder engagement and the committee’s continuing efforts to instill best practices, the Compensation Committee made the following changes to the Company’s AICP and LTIP that impacted our 2021 compensation program. We believe the following changes further align and directly link our executive compensation program with the Company’s performance and will be in the best interests of the Company’s shareholders:
•With the Company’s stated focus on generating cash flow and reducing leverage, at the beginning of 2021, the Compensation Committee added free cash flow as a financial metric under the AICP, which replaced the consolidated EBITDA metric. Historically, the target AICP for the Company’s CEO and CFO was weighted 80% to consolidated EBITDA and 20% to safety. In 2021, this weighting was changed to 80% free cash flow and 20% safety. The performance goals for the Company’s other NEOs were also similarly revised to replace the Consolidated EBITDA target, with a weighting of 40% free cash flow, 40% Divisional EBITDA and 20% allocated to safety. It was determined that Consolidated Adjusted Operating Cash Flow was a better metric, due to the timing and unpredictable nature of elements of free cash flow, in respect of corporate performance. Looking forward, the Compensation Committee intends to continue to use Consolidated Adjusted Operating Cash Flow as the financial metric for the CEO and CFO and one of the financial metrics for the other NEOs under the AICP for 2022.
•For 2021 and subsequent grants, the Compensation Committee has committed to cap all future performance shares at 100% payout (Target) if Civeo's relative TSR over the performance period is negative, irrespective of relative performance.
•Performance share grants made in 2021 incorporated two changes. First, a performance metric, cumulative free cash flow relative to a preset target, was added to the grants, given shareholder feedback in 2020 and the Company's current focus on generating cash flow and reducing leverage. Next, with respect to the relative TSR performance metric, the grants require relative TSR at the 55th percentile to achieve a target payout. In previous performance share grants, relative TSR at the 50th percentile would result in a target payout.
•Executives are required to maintain minimum share ownership levels (as disclosed on page 49 of the Proxy Statement). The Compensation Committee has also adopted a holding period requirement subsequent to vesting of Civeo shares granted as long-term compensation for the NEOs. NEOs must hold at least 50% of the net vested Civeo shares (after tax withholding) for 12 months after the date of vesting.

Say-On-Pay Vote
At our 2021 annual meeting, we obtained 70.18% approval by our shareholders casting votes on our Say-on-Pay proposal (excluding abstentions). Prior to, and subsequent to, the annual meeting, management reached out to the two largest shareholders that voted against the proposal, but they did not receive any feedback on specific changes to make to our compensation program. Our Compensation Committee considered both the level of support from other shareholders, as well as the lack of specific feedback from those shareholders, in making its compensation-related decisions in 2021, and it did not make any specific changes to our compensation program subsequent to the final say-on-pay vote.

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Executive Compensation Best Practices
The following table lists key policies and practices of our executive compensation program, which we believe align the interests of management with those of our shareholders and are best practices in compensation and governance.

What We Do	What We Don’t Do

Use an independent consultant to ensure overall executive compensation is market competitive
Balanced executive pay mix including long-term incentives, 50% of which are generally performance-based for NEOs, that provide at-risk compensation in relation to share price performance
Rigorous performance measures for executive compensation each year, whether absolute or relative, and set performance goals that we believe are reasonable in light of market conditions
Maximum award levels as a cap on performance incentives. Beginning in 2021, there is a cap for all future performance shares at 100% payout (Target), if Civeo's TSR over the performance period is negative, irrespective of relative performance
Civeo's clawback policy allows the Company to recoup incentive-based compensation in the case of a significant or material financial restatement, or a restatement resulting from fraud or other misconduct
In addition to minimum NEO share ownership requirements, the share ownership policy requires NEOs to hold at least 50% of the net vested Civeo shares (after tax withholding) for 12 months after the date of vesting

Buying or selling puts, calls or options in respect of our securities, or pledging shares (including holding shares in a margin account) by directors and officers
Excise tax gross-ups in any executive or change of control agreement entered into following our spin-off from Oil States International in May 2014
Severance multipliers in excess of 3x
Liberal share recycling in our long-term incentive plan
Repricing of stock options or stock appreciation rights without shareholder approval
Single-trigger vesting of equity awards upon a change of control
Unreasonably long terms for options

We expect that over time, the governance landscape will continue to evolve and require both refinement of existing policies and adoption of new ones. Our Compensation Committee is committed to staying current with evolving governance standards and, where it feels that changes are warranted, to respond accordingly.
Design and Structure of Executive Compensation
Our Business and Our Compensation Philosophy
Civeo’s philosophy regarding its executive compensation programs for named executive officers is to provide a comprehensive and competitive total compensation program with the following objectives:

To attract, motivate, reward and retain executives with the experience and talent to achieve our short-term goals and objectives and successfully execute our longer-term strategic plans	To reinforce the linkage between individual performance of executives and business results	To align the interests of executives with the long-term interests of our shareholders	To ensure compensation does not promote overly conservative actions nor excessive risk taking

Civeo’s total compensation program uses a combination of base salary, annual performance incentives and long-term equity-based incentives to achieve the four objectives described above. We target peer group median pay levels for all components of executive compensation; however, when warranted in the discretion of the Compensation Committee, awards above or below median levels of our peer group may be approved.

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Peer Group and Benchmarking
The Compensation Committee, with the assistance of Mercer, uses a peer group of companies with similar customers and activity drivers to Civeo to benchmark executive compensation. The peer group includes companies serving oil and gas, mining and other natural resource companies. These peers typically will be exposed to the cyclical nature of the natural resources market that impacts Civeo’s business and financial results.

The primary review and selection criteria for the peer group includes the following: revenue size, market value, enterprise value, number of employees, business/operational characteristics and geographic footprint. The graphic below summarizes the 2021 peer group based on certain of these metrics (US dollars in millions).

	25th Percentile	Median	75th Percentile

REVENUE (in millions)

MARKET VALUE (in millions)

ENTERPRISE VALUE (in millions)

ASSETS (in millions)

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COMPENSATION PEER GROUP
In late 2020, Mercer reviewed Civeo’s peer group of companies used for 2021 benchmarking to assess the ongoing competitiveness and suitability of Civeo’s compensation programs and practices. Following that review, Mercer recommended the following:
•Unit Corp. and Quintana Energy Services Inc. be removed as both companies were taken private.
•Basic Energy Services, STEP Energy Services and Source Energy Services be removed given their significantly smaller market capitalization.
•Badger Infrastructure Solutions Ltd. (formerly Badger Daylighting Ltd.), Enerflex Ltd., McGrath RentCorp, North American Construction Group and Target Hospitality Corp. be added as they are companies serving the oil and gas industry or are comparable with other companies in the peer group.
The Compensation Committee approved these changes to the peer group, and it was used by the Compensation Committee for compensation evaluation purposes for 2021.

2020	Basic Energy Services Inc. Black Diamond Group Limited Dexterra Group Exterran Corporation Forum Energy Technologies, Inc. Matrix Service Company	Newpark Resources, Inc. Nine Energy Service, Inc. Oil States International, Inc. Precision Drilling Corporation Quintana Energy Services Inc. Select Energy Services, Inc.	Source Energy Services Ltd. STEP Energy Services Ltd. TETRA Technologies, Inc. Total Energy Services Inc. Unit Corp.

	−	Basic Energy Services Inc. Quintana Energy Services Inc. Source Energy Services Ltd. STEP Energy Services Ltd. Unit Corp. +	Badger Infrastructure Solutions Ltd. Enerflex Ltd. McGrath RentCorp North American Construction Group Target Hospitality Corp.

2021/ 2022	Badger Infrastructure Solutions Ltd. Black Diamond Group Limited Dexterra Group Enerflex Ltd. Exterran Corporation Forum Energy Technologies, Inc.	Matrix Service Company McGrath RentCorp Newpark Resources, Inc. Nine Energy Service, Inc. North American Construction Group Oil States International, Inc.	Precision Drilling Corporation Select Energy Services, Inc. Target Hospitality Corp. TETRA Technologies, Inc. Total Energy Services Inc.

2022 Peer Group
In late 2021, Mercer reviewed Civeo’s peer group of companies used for benchmarking purposes and to assess the ongoing competitiveness and suitability of Civeo’s compensation programs and practices. Following that review, Mercer recommended that the current peer group remain unchanged for 2022 as the screening process did not identify any existing peers that should be removed or additions that should be considered. The Compensation Committee approved the recommendation to keep the current peer group to be used by the Compensation Committee for compensation evaluation purposes for 2022.

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Compensation and Risk Management
Civeo’s compensation programs have been designed to (i) promote financial, operational and organizational growth, while giving due consideration to broader enterprise risk management issues and (ii) maintain a balance between short and long-term incentive compensation, company growth, shareholder returns and risk. The Compensation Committee, in its sole discretion, retains full authority to adjust any aspect of Civeo’s compensation programs.
Our Compensation Committee has reviewed our compensation policies and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The Compensation Committee performs this assessment annually.
Our compensation philosophy and culture support the use of base salary, certain performance-based compensation plans and benefit programs that are generally uniform in design and operation in the markets where we operate. These compensation policies and practices are centrally designed and administered by the Compensation Committee. The following specific factors, in particular, reduce the likelihood of excessive risk-taking:
•Our overall executive compensation levels are competitive with the market, based on information provided by the Compensation Committee’s independent consultant, Mercer and reviewed by the Compensation Committee;
•Our executive compensation mix is balanced among (i) fixed components including salary and benefits, (ii) capped annual incentives that reward our overall financial and operating performance and (iii) long-term incentives, 50% of which are generally performance-based for named executive officers, to more closely tie executive compensation to shareholder interests and to provide for a substantial portion of at-risk compensation in relation to share price performance;
•We implement what our Compensation Committee believes to be rigorous performance measures for executive compensation each year, whether absolute or relative, and set performance goals that we believe are reasonable in light of market conditions; and
•We have established maximum award levels as a cap on performance incentives. Beginning in 2021, the Compensation Committee capped all future performance shares at 100% payout (Target), if Civeo’s TSR over the performance period is negative, irrespective of relative performance.
In summary, although a portion of the compensation provided to our named executive officers is based on our overall performance or division performance, we believe our compensation programs do not encourage excessive or unnecessary risk-taking by our named executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short and long-term operational, financial and safety goals. In addition, we believe that our share ownership, hedging and clawback policies also mitigate risk.
Compensation Program Components
This section outlines each of the components of our compensation program. Compensation decisions specific to our named executive officers for 2021 for each of these components are discussed in greater detail under 2021 Executive Compensation. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards.
Base Salary
Base salaries form the foundation of Civeo’s compensation program. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. Base salaries for named executive officers are reviewed annually by the Compensation Committee and, where deemed appropriate, adjusted to reflect competitive market conditions, as well as other internal factors, including performance, seniority, tenure, internal equity and changes to job scope and responsibility. In general, base salaries are targeted at median levels compared to comparable positions within the peer group but vary from this reference point when and where deemed appropriate by the Compensation Committee.
Base salaries, as in effect on December 31, 2021, and target AICP levels for 2021, are set forth below for each named executive officer. After a voluntary base salary reduction for the majority of 2020 in light of market conditions, Mr. Dodson's salary was returned to $750,000 in January 2021. Adjustments to NEO compensation are considered by the Compensation Committee in consultation with our independent compensation consultant. The Compensation Committee considers market data, executive tenure in the role, performance and other internal equity factors when recommending changes to NEO compensation.

Name	Position (December 31, 2021)	Base Salary (USD)	Target AICP (% of base salary)
Bradley J. Dodson	President and Chief Executive Officer	$750,000	100%
Carolyn J. Stone	Senior Vice President, Chief Financial Officer and Treasurer	$380,000	65%
Peter L. McCann	Senior Vice President, Australia	$338,265	65%
Allan D. Schoening	Senior Vice President, Canada	$406,929	65%

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Annual Incentive Compensation Plan
The key objective of Civeo’s AICP is to reward the achievement of defined annual financial and safety objectives and to incentivize employee activities that will continually improve Civeo, both on a business unit and company-wide basis. Awards made under the AICP are designed to represent a material component of target total cash compensation for our named executive officers.
Under the AICP, the Compensation Committee establishes an incentive target, expressed as a percent of base salary, for each executive officer based upon, among other factors including geographic market differences, the Compensation Committee’s review of publicly available competitive compensation data for each position, level of responsibility and ability to impact or influence business results. For 2021, achieving results which exceeded a minimum, or threshold, level of performance triggered an AICP payout. Performance results at or below threshold (i.e., typically achieving a percentage less than 85% of the related AICP performance objective) results in no AICP award. A target award is earned when an executive achieves 100% of his or her budgeted safety and financial performance objectives. Overachievement is when performance results are above 100% of budgeted safety and financial performance, with the maximum being 120%. Where performance results fall between the threshold and target level, a pro rata percentage of the target amount is paid out. Where performance results fall between the target and overachievement level, 100-200% of the target amount is paid out proportionately.

RELATIONSHIP BETWEEN BASE SALARY, TARGET AICP AND MAXIMUM AICP AWARD

Named Executive Officer	Target AICP (% of base salary)	Threshold	Target	Maximum
Bradley J. Dodson	100%	No AICP award	Earned when an executive achieves 100% of his or her budgeted safety and financial performance objectives	Earned when performance results are above 100% of budgeted safety and financial performance, with the maximum being 120%, which would result in a payout capped at 200% of target
Carolyn J. Stone	65%
Peter L. McCann	65%
Allan D. Schoening	65%
The performance metrics for our AICP consist of financial metrics, typically budgeted EBITDA or Operating Cash Flow, as adjusted where deemed appropriate by the Compensation Committee, and safety performance.
The maximum AICP overachievement percentage permitted under the AICP is capped at two times the target level to mitigate the potential for excessive risk taking.
At the beginning of each year, our Compensation Committee is responsible for reviewing and recommending for approval by our board of directors, quantifiable corporate performance objectives, including those specific to our Chief Executive Officer. At the end of each year, the Compensation Committee reviews Civeo’s performance results, as well as incentive awards to be paid to each NEO and, in aggregate, to other AICP participants. In its sole discretion, the Compensation Committee interprets all provisions of the AICP and has authority to make positive or negative adjustments in individual, business unit or Civeo’s consolidated results.
The following performance metrics formed the basis for annual incentive award determinations for our named executive officers for 2021:

		Financial Performance		Safety Performance
Name	Position (December 31, 2021)	Consolidated Adjusted OCF	Division EBITDA
Bradley J. Dodson	President and Chief Executive Officer	80%	n/a	20%
Carolyn J. Stone	Senior Vice President, Chief Financial Officer and Treasurer	80%	n/a	20%
Peter L. McCann	Senior Vice President, Australia	40%	40%	20%
Allan D. Schoening	Senior Vice President, Canada	40%	40%	20%

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For AICP purposes in 2021, performance metrics consisted of two financial metrics, budgeted regional EBITDA and budgeted Consolidated Adjusted Operating Cash Flow, and one metric based on safety performance as measured by the TRIR. Consistent with industry and regulatory standards, the calculation of TRIR is based on the number of recordable safety incidents per 200,000 hours worked.The following entry, target, and over-achievement performance goals were used for determining payouts for our named executive officers under the 2021 AICP (dollars in millions):

	Entry	Target	Over Achievement	Actual Achievement
Consolidated Adjusted Operating Cash Flow ("OCF")	$69.6	$81.9	$98.3	$94.1
Division EBITDA Targets
Canada (in CAD)	$51.5	$60.6	$72.8	$91.3
Australia (in AUD)	$89.2	$104.9	$125.9	$75.5
Global TRIR Targets	0.97	0.79	0.61	0.42

The 2021 Division EBITDA target for Canada of CAD$60.6 million was lower than both the 2020 EBITDA target of CAD$85.3 million and the 2020 actual EBITDA achievement of CAD$88.5 million primarily due to the impact of the COVID-19 pandemic. The 2020 EBITDA target was set prior to the onset of the COVID-19 pandemic, which negatively impacted our Canadian operations in 2020 and continuing into 2021. The 2021 EBITDA target anticipated those negative impacts. These negative impacts were partially offset in 2020 actual EBITDA achievement by the receipt of the Canadian Energy Wage Subsidy, which totaled CAD$17 million in 2020 and was not anticipated in the 2021 EBITDA target.
Adjustments to OCF and EBITDA under the AICP for 2021 reflected one-time, unanticipated financial events incurred following approval of the 2021 budget. For 2021, specific adjustments to OCF included expenses related to unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates, unbudgeted working capital changes and unbudgeted proceeds from the sale of the West Permian Lodge. None of these adjustments were related to the COVID-19 pandemic. For 2021, specific adjustments to EBITDA included impairment expenses, expenses related to unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates, and proceeds from the Canadian Emergency Wage Subsidy. The adjustments to EBITDA in 2021 were consistent with past practices.
The 2021 global safety TRIR target was improved by lowering the target to 0.79 as compared to the target set in 2020 of 0.88. The global safety target is a consolidation of the various region specific TRIR goals from Australia, Canada and the United States.
In 2021, the following performance results under the AICP were considered for award determination purposes:
•Consolidated Adjusted Operating Cash Flow of USD $94.1 million (114.9% of budget);
•AICP EBITDA for our Canadian division of CAD $91.3 million (150.7% of budget);
•AICP EBITDA for our Australian division of AUD $75.5 million (72.0% of budget); and
•TRIR safety performance achievement of 200% payout for Consolidated; 200% payout for Canada, 162% payout for the United States and 200% payout for Australia.
Based on these results, the following AICP payouts were approved by the Compensation Committee. These payouts are stated in U.S. dollars. Mr. McCann’s bonus, which is paid out in Australian dollars, has been converted to U.S. dollars below at an exchange rate of $0.7517 U.S. dollar per Australian dollar, the average exchange rate for 2021. Mr. Schoening’s bonus, which is paid out in Canadian dollars, has been converted to U.S. dollars below at an exchange rate of $0.7979 U.S. dollar per Canadian dollar, the average exchange rate for 2021.

		Business Performance		Total AICP Payout
Name	Position	Financial	Safety	$	% of Target
Bradley J. Dodson	President and Chief Executive Officer	$1,038,400	$297,923	$1,336,323	179%
Carolyn J. Stone	Senior Vice President, Chief Financial Officer and Treasurer	$337,393	$96,800	$434,193	179%
Peter L. McCann	Senior Vice President, Australia	$152,445	$87,475	$239,920	110%
Allan D. Schoening	Senior Vice President, Canada	$391,458	$104,591	$496,049	190%
Long-Term Incentive Plan
Civeo’s LTIP, established under the EPP, is designed to provide an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and to support our efforts to attract and retain highly qualified executives to grow and develop Civeo in our highly competitive and cyclical industry. The EPP provides for the grant of any combination of restricted share awards, restricted share units, performance awards, dividend equivalents, phantom share awards, deferred share awards, share payments or options. Broadly speaking, we award three types of long-term incentives to balance liquidity and dilution considerations and to ensure we deliver tax effective incentives to plan

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Executive Compensation
participants. These awards may be cash or share settled, depending on their type. For 2021, all named executive officers received equity awards made up of 50% time-based phantom units and 50% cliff-vested performance share awards. All long-term incentive awards made to employees are generally subject to a three-year vesting period, with time-based awards vesting equally each year from date of grant and performance-based awards vesting on the third anniversary of the grant. All awards are subject to the approval of our Compensation Committee.
In determining the value of award levels, the ratio of long-term incentives as a percentage of base salary is considered relative to a range of factors including market competitiveness, internal equity and individual performance. Generally, long-term incentive award values increase with position responsibility and are intended to comprise a larger component of an executive’s total direct compensation as his or her responsibility increases.
For 2021, Civeo granted a combination of phantom share units and performance-based share awards as long-term incentives to its named executive officers and other key employees. The value of awards made to individuals in this group took into consideration the following factors:
•Corporate, business unit and individual performance;
•Competitive market practice;
•Executive retention;
•Impact of awards and quantum of awards on dilution and liquidity; and
•Tax considerations in the U.S., Canada and Australia.
LTIP awards approved by the Compensation Committee were made at levels consistent with past practices.

Name	Position	Phantom Share Units	Performance Share Awards at Target	Stock Price at Date of Grant ($)	Valuation(1)
Bradley J. Dodson	President and Chief Executive Officer	63,447	63,447	$19.80	$2,960,437
Carolyn J. Stone	Senior Vice President, Chief Financial Officer and Treasurer	14,394	14,394	$19.80	$671,624
Peter L. McCann	Senior Vice President, Australia	11,212	11,213	$19.80	$523,179
Allan D. Schoening	Senior Vice President, Canada	15,312	15,313	$19.80	$714,485
(1)This column shows the full grant date fair value of the phantom share units and performance share awards as computed under FASB ASC Topic 718—Stock Compensation and granted to the named executive officers during 2021. Generally, the grant date fair value is the amount that Civeo would expense in its financial statements over the vesting schedule of the awards. For purposes of the phantom share units, the value in this column is based upon the closing stock price on date of grant. See Note 19 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021 for additional detail regarding assumptions underlying the value of these awards.

Performance Share Award Programs
Historically, our Performance Share Award Program has been comprised of the following key elements listed below. After granting cash-based awards in 2020 as described in last year's proxy statement, we have returned to our more traditional Performance Share Award Program design for 2021.

Performance metrics	Performance period	Participants
–Relative TSR (compared against our defined peer group) –Cumulative free cash flow (relative to a preset target)	Three years	All named executive officers and other senior management

Vesting	Award amount	Payout
Cliff vesting	Comprises 50% of a named executive officer’s LTIP, as determined by the Compensation Committee	Settled in either cash or shares, or a combination of both, at the discretion of the Compensation Committee

Calculation of our relative TSR is conducted by a third party designated by the Compensation Committee following completion of the three-year performance cycle. Performance share awards granted in 2019 and 2021 will be earned in amounts between 0% and 200% of the participant’s target performance share award, based on the payout percentage associated with Civeo’s percentile performance among the peer group.

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If the performance metric yields a payout percentage of 0%, participants will not earn any performance shares for the applicable three-year performance period. Calculation of relative TSR includes all dividends paid over the performance cycle. Between the quartiles, linear interpolation is used for the actual percentile performance. Beginning in 2021, the Compensation Committee has committed to cap all future performance shares at 100% payout (Target), if Civeo’s total shareholder return over the performance period is negative, irrespective of relative performance. For 2021, the Compensation Committee added a performance metric, cumulative free cash flow relative to a preset target, to the performance share grants, due in part on the feedback from our 2020 shareholder engagement efforts as well as the Company’s current focus on generating cash flow and reducing leverage. The performance metrics for the 2021 grant were weighted 30% to cumulative free cash flow and 70% to relative TSR.

PSA TIMELINE

	FY19	FY20	FY21	FY22	FY23

Year 3
FY19 PSA	Year 1	Year 2	Year 3
Year 3

Year 3
FY21 PSA			Year 1	Year 2	Year 3
Year 3

All performance share awards have been approved by the Compensation Committee and the board of directors. For 2021, Mercer was engaged to calculate Civeo’s ranking in regards to the performance awards that were issued in February 2019. For those 2019 performance share awards that vested in February 2022, based on performance from February 25, 2019 through February 24, 2022, Civeo was in the 63rd percentile and therefore, a payout of 126% of target was approved. For those performance share awards that were granted in 2021, the performance period is January 1, 2021 to December 31, 2023.
All long-term incentive awards under the EPP are expensed in a manner to comply with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718—Stock Compensation”). Except in special circumstances, long-term incentive awards are made to participants in these plans annually.

Chief Executive Officer Compensation for 2021
During its evaluation of Mr. Dodson’s compensation, the Compensation Committee reviewed (i) performance against the 2021 business plan, (ii) TSR performance against a group of peer companies, (iii) pay levels and compensation trends at peer group companies and (iv) progress against the Company’s strategic plan.
In addition to performance information that supports compensation levels that is included in the proxy statement, the Company provides additional information in the Annual Report on Form 10-K including a performance graph that reflects the company’s relative stock performance against the S&P 500, PHLX Oil Services Sector, the prior peer group and the current peer group to assist shareholders and proxy advisors as they consider a “Say-on-Pay” analysis. The performance graph covers a five-year period with the first year being 2016.
The following graphic provides information about equity and non-equity awards granted to Mr. Dodson in 2021. The LTIP Awarded below reflects the value of phantom share units and performance shares as approved by the Compensation Committee.

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Executive Compensation
Other Compensation
Benefit Plans
Civeo’s employee benefit plans are designed from a market competitive perspective with the objective of attracting and retaining talented employees. The Compensation Committee conducts periodic reviews of Civeo’s employee benefit plans to ensure the plans meet these objectives and where, in the Compensation Committee’s sole discretion, the Compensation Committee believes changes to these plans are warranted, the Compensation Committee will authorize such changes.
Civeo’s health and welfare benefits are provided to all North American employees, including U.S. and Canada-based executives. These benefits include comprehensive coverage for medical, prescription drug, vision and dental expenses, as well as life insurance, long-term disability, accidental death and dismemberment, business travel, employee assistance and flexible spending accounts. Contributions for these benefits, except the flexible spending account program, are based on a cost-sharing model between the employee and Civeo and are the same for employees and executives. In Australia, health benefits are provided through the government funded program.
Retirement Plans
Civeo offers a defined contribution 401(k) retirement plan to all of its U.S. employees, including its U.S.-based executives. Those participating in the plan can make contributions from their base salaries and cash incentive compensation up to annual limits defined by the IRS. Civeo makes matching contributions under this plan on the first 6% of the participant’s compensation, providing 100% match on the employee’s contribution up to 4% of his or her compensation and a 50% match on the employee’s contribution up to an additional 2% of the employee’s compensation. A similar defined contribution plan, which uses the same contribution formula, is in place in Canada and is structured pursuant to regulations established by the Canadian Revenue Agency. In Australia, employees and executives must contribute a percentage of base salary (to an annual capped limit established by the Australia Taxation Office) to a superannuation fund administered by the Government. In July 2021, the percentage was adjusted from 9.5% to 10%.
Other Perquisites and Personal Benefits
In general, Civeo does not offer any executive perquisites or other personal benefits with an aggregate annual value over $10,000. Some executives are provided paid club memberships, which are used for business purposes.
Procedures for Determining Compensation
Executive Compensation Decision-Making and Approval Process
All executive compensation decisions for named executive officers are made on behalf of Civeo solely by the Compensation Committee. Where appropriate, the Compensation Committee engages Mercer to research and make recommendations on issues considered important to executive compensation, as well to provide the Compensation Committee with insights on evolving compensation trends in relevant industry sectors.
Role of Executive Officers
The Compensation Committee consults our Chief Executive Officer in its determination of compensation matters related to the Company's designated Section 16 officers. The Chief Executive Officer makes recommendations to the Compensation Committee on matters such as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the Chief Executive Officer considers such factors as experience level, individual performance, overall contribution to company performance and market data for similar positions. The Compensation Committee takes the Chief Executive Officer’s recommendations under advisement; however, the Compensation Committee makes all final decisions regarding such compensation matters. Our Chief Executive Officer’s compensation is reviewed annually and determined solely by the Compensation Committee, giving due consideration to performance against goals and objectives and other factors the Compensation Committee deems appropriate.
Role of Compensation Consultant
The Compensation Committee engages Mercer as its independent compensation consultant. Subsequent to its initial engagement of Mercer, the Compensation Committee has reviewed and confirmed its selection of Mercer on an annual basis.
Mercer’s role is to advise the Compensation Committee on matters relating to executive compensation and to help guide, develop and implement our executive compensation programs. Mercer reports directly to the Compensation Committee, and any requests management may have of Mercer throughout the course of its engagement must be approved by the Compensation Committee before any work is undertaken. Mercer has performed work for Civeo outside of the scope of its engagement by the Compensation Committee, but the Compensation Committee reviews and approves all such assignments to ensure that the independence of its compensation consultant is not compromised. The Compensation Committee conducted a review of its

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relationship with Mercer in 2021 and determined that Mercer’s work for the Compensation Committee did not raise any conflicts of interest or independence concerns, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NYSE. In making this determination, the Compensation Committee noted that during 2021:
•Mercer did not provide any services to Civeo or management other than services requested by or with the approval of the Compensation Committee;
•Mercer maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;
•Fees paid to Mercer by Civeo during 2021 were less than 1% of Mercer’s total revenue;
•None of the Mercer consultants working on matters with us had any business or personal relationship with Compensation Committee members (other than in connection with working on matters with us);
•None of the Mercer consultants working on matters with us (or any consultants at Mercer) had any business or personal relationship with any of our executive officers; and
•None of the Mercer consultants working on matters with us own our common shares.
Since 2015, the Compensation Committee also annually approved the engagement of Mercer to provide benefits consulting services to Civeo. The decision to engage the consultant for these additional services was recommended by management, but approved by the Compensation Committee. During 2021, fees paid to Mercer in the form of commissions by our Canadian insurer and retirement plan fund manager totaled $22,594 and $15,577, respectively, for benefits consulting services provided to our Canadian operations. During 2021, fees paid to Mercer in the form of commission by our U.S. insurers and retirement plan administrator totaled $127,491 and $31,395, respectively, for consulting services provided to our U.S. operations. In the opinion of the Compensation Committee, the scale of these fees ($197,057 in the aggregate) does not compromise Mercer’s independence with regards to executive and director compensation advisory services it provides directly to the Compensation Committee. This independence is and will continue to be monitored on an ongoing basis. Fees paid to Mercer for compensation consulting services to the Compensation Committee totaled $47,913 in 2021.
Other Items
Executive and Change of Control Agreements
Civeo maintains Executive Agreements with Messrs. Dodson and McCann and Change of Control Agreements with Mr. Schoening and Ms. Stone. These agreements are not considered long-term employment agreements and as such, U.S. executives are employed “at will” by Civeo. The agreements provide protection in the event of a qualified termination, which is defined as an (i) involuntary termination of the executive officer by Civeo other than for “Cause” or (ii) a voluntary termination by the executive for “Good Reason” during a specified period of time after a corporate “Change of Control” (as defined in each agreement) of Civeo. The triggering events were selected due to the executive not having complete control in either of these circumstances. Executives exercise control over their circumstances when they resign voluntarily without Good Reason or are terminated for Cause. As a result, these events do not trigger any payments.
The Change of Control provisions under both types of agreements are intended to encourage continued employment by Civeo of its executive officers and minimize distractions around related uncertainties and risks created by a proposed Change of Control. Unlike “single-trigger” arrangements that pay out immediately upon a change of control, Civeo’s agreements require a “double-trigger” (i.e., a change of control along with a qualifying loss of employment). Where a qualified termination occurs during the protection period following a Change of Control, the agreements provide for a lump-sum payment to the executive officer based on the executive’s base salary and target annual incentive amount in place on the date of termination. Under the terms of their Executive Agreements, Messrs. Dodson and McCann are each entitled to receive a lump-sum payment equal to two times their base salary and target annual incentive amount if a qualified termination occurs during the 18-month (or 24-month for Mr. Dodson) protection period following a Change of Control. Where a qualified termination occurs outside the protection period following a Change of Control, Messrs. Dodson and McCann will be entitled to receive a lump-sum payment equal to one year’s base salary and target annual bonus amount as well as other benefits described below. Under the terms of Mr. Schoening’s Change of Control Agreement, he is entitled to receive a lump-sum payment equal to 2 times his base salary and annual incentive amount if a qualified termination occurs during the 18-month period following a Change of Control. As of April 4, 2022, Ms. Stone’s Change of Control Agreement entitles her to receive a lump-sum payment equal to 2.0 (previously 1.75) times her base salary and target annual incentive amount if a qualified termination occurs during the 18-month period following a Change of Control. Where a qualified termination occurs outside of the protection period following a Change of Control, Mr. Schoening and Ms. Stone and are not entitled to receive any severance payments or benefits.
In addition, the agreements provide that all restricted stock awards, restricted share units, performance shares, deferred shares, phantom units, options and other equity-based awards will vest immediately, that all restrictions on such awards will lapse upon a Change of Control and a qualified termination and that outstanding options will remain exercisable for a period of 90 days. The executive officer will also be entitled to (A) in the case of Messrs. Dodson and Schoening and Ms. Stone, health benefits until the earlier of (i) 36 months (in the case of Mr. Dodson) or 12 months (in the case of Mr. Schoening and Ms. Stone) and (ii) the date the executive began receiving comparable benefits from a subsequent employer, (B) in the case of Messrs. Dodson, and Schoening and Ms. Stone, vesting of all employer contributions to our 401(k) plan to the extent not already vested and (C) for each named

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executive officer, outplacement services equal to a maximum of 15% of the executive’s salary at the time of termination until the earliest to occur of (i) December 31 of the second calendar year following the year of termination and (ii) the date the executive accepts subsequent employment. The executive agreement entered into with Mr. Dodson while employed by Oil States International Inc. entitled Mr. Dodson to be made whole for any excise taxes incurred with respect to severance payments that were in excess of the limits set forth under the Internal Revenue Code. No excise tax gross-up protection is available to Mr. McCann, Mr. Schoening or Ms. Stone. See “Potential Payments Under Termination or Change of Control” in this proxy statement for additional disclosures of severance and Change of Control payments for named executive officers.
Civeo’s Executive Agreements have a term of three years, Mr. Schoening and Ms. Stone’s Change of Control Agreements have a term of two years and each of the agreements are extended automatically for one additional day on a daily basis, unless notice of non-extension is served by the board of directors. Where notice is served, the agreement will terminate on the third anniversary, or the second anniversary in the case of Mr. Schoening and Ms. Stone, of the date notice was given. To receive benefits under the Executive Agreement or Change of Control Agreement, the executive officer is required to execute a release of all claims against Civeo.
For additional information on non-change of control severance payments available under the Executive Agreements as well as additional information on these benefits, see the section entitled “Potential Payments Upon Termination or Change of Control” below.
In the event a change of control of Civeo occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of the change of control were the last day of the performance period. In determining the payout percentage, the performance multiplier to be applied will be the percentile performance which is attained through the date of change of control. Payout of performance share awards will be made following the completion of the performance period subject to the participant’s continued employment through the end of the performance period. Should, however, the participant’s employment be terminated (1) by Civeo without cause or by the participant for good reason (as defined in the Performance Share Award Program) or (2) as a result of the participant’s death or disability, in either case following a change of control and prior to the payout of performance share awards, then the participant is entitled to payout of the performance share award under terms provided within the Performance Share Award Program.

Accounting and Tax Considerations
Under Section 162(m) of the Code, a limitation exists on tax deductions of any publicly-held corporation for individual compensation to certain “covered employees” of such corporation exceeding $1,000,000 in any taxable year. For taxable years beginning after December 31, 2017, the previously existing exemption from Section 162(m)’s deduction limit for certain “performance-based” compensation was repealed for all but certain grandfathered compensation arrangements that were in effect as of November 2, 2017. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change. As such, there can be no assurance that any compensation awarded prior to such date will be fully tax deductible.
All equity awards to our employees, including executive officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB ASC Topic 718—Stock Compensation.

Policies and Practices
The following are key policies and practices of our executive compensation program, which we believe align the interests of management with those of our shareholders and are best practices in compensation and governance.
Equity Awards Pricing
Civeo’s practice is to price awards at not less than the closing price on the date of grant.
Insider Trading and Hedging Policy
Civeo prohibits directors, officers and other employees from trading Civeo’s securities on the basis of or in the possession of material, non-public information or “tipping” others who may so trade on such information. In addition, the policy prohibits directors, officers and designated managers from trading in Civeo’s securities without obtaining prior approval from Civeo’s Senior Vice President, Chief Financial Officer and Treasurer. Furthermore, Civeo’s hedging policy notes that hedging transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Directors, officers and employees are prohibited from entering into any hedging transactions involving Civeo securities. Directors, officers, and employees are also prohibited from engaging in short sales or trading in options or other derivative securities related to and pledging or margining Civeo securities.
Clawback Policy
Civeo’s clawback policy allows Civeo to recoup incentive-based compensation from current or former executive officers if the consolidated financial statements of Civeo are materially restated within three years of their initial public release or filing, and the

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board of directors determines, in its reasonable discretion, that any current or former executive officer has engaged in intentional misconduct, and such misconduct caused or partially caused the need for such restatement. In that case, the board of directors may within 12 months after such a material restatement, require that the executive forfeit and/or return to Civeo all or a portion of the compensation vested, awarded or received under any bonus, equity or other award during the period subject to restatement and the 12-month period following the initial public release or filing of the restated financial statements. The forfeiture and/or return of compensation under the policy would be limited to any portion that the executive officer would not have received if the consolidated financial statements had been reported properly at the time of their initial public release or filing. The clawback policy would not apply to restatements following a change of control, as defined in the EPP, and the policy does not limit the ability of Civeo to otherwise pursue forfeiture or reclamation of amounts under applicable law.

Executive Share Ownership Requirements
Civeo has established executive share ownership requirements to further align the interests of key executives with those of its shareholders. Our Executive Share Ownership Guidelines are calculated based on a multiple of the executive’s base salary, as set forth below:

Chief Executive Officer
Other Named Executive Officers
Other Section 16 Officers
Executives who are covered by these guidelines have five years to reach their respective share ownership levels. On an annual basis, the Compensation Committee monitors compliance with these guidelines. As of March 29, 2022, all executive officers were in compliance with the guidelines as demonstrated in the chart below.

	Ownership in Shares		Compliance Y/N
Executives	Target Ownership	Current Holdings
Bradley J. Dodson	143,678	310,747	Yes
Carolyn J. Stone	39,627	65,349	Yes
Peter L. McCann	32,828	61,056	Yes
Allan D. Schoening	28,017	51,534	Yes

Executive Retention and Succession Planning
The Compensation Committee is sensitive to the critical importance of key employee and executive retention, recognizing the costs, potential impacts and replacement challenges that accompany the loss of talented leadership particularly in a difficult market environment. For 2020 and 2021, executive retention was carefully considered by the Compensation Committee in arriving at its long-term incentive award determinations for our named executive officers, all of which remained consistent with our past practices.
The board of directors and Compensation Committee regularly discuss, prepare and advance the Company’s succession plan. The board of directors regularly interacts with the Company’s senior management team, including senior team members below the named executive officer level, to enhance its view of the Company’s talent pool and the necessary development needs of each high potential employee within the framework of achieving the Company’s strategic goals. In addition, in the past, the board of directors has used outside consultants to assess, benchmark and propose development plans for the Company’s high potential employees. The Company has a plan in place to address interim successor, long-term successor and development and support plans for each. This succession plan is reviewed regularly by both the board of directors and the Compensation Committee for necessary changes and the development progress of potential successors.
Independent Compensation Consultant
The Compensation Committee engaged Mercer, an independent compensation consultant, to report directly to the Compensation Committee. The Compensation Committee reviews and approves Mercer’s appointment annually. Mercer acted as independent compensation consultant for 2021 and has been approved by the Compensation Committee as its consultant for 2022.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed with Civeo’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
Martin A. Lambert, Chair
Constance B. Moore
Michael Montelongo

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth certain information regarding compensation paid in respect of specified periods to our named executive officers.

Name and Principal Position	Year	Salary ($)	Share Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(6)	Total (5)
Bradley J. Dodson President and Chief Executive Officer	2021	$744,808	$2,960,437	$1,336,323	$17,123	$5,058,691
	2020	632,500	1,256,255	1,064,725	16,595	2,970,075
	2019	681,154	2,901,128	764,745	49,855	4,396,882

Carolyn J. Stone Senior Vice President, Chief Financial Officer and Treasurer	2021	$372,308	$671,624	$434,193	$15,872	$1,493,997
	2020	323,392	255,008	326,631	12,164	917,195
	2019	285,125	519,605	164,191	15,161	984,082

Peter L. McCann(2) Senior Vice President, Australia	2021	$336,097	$523,179	$239,920	$17,053	$1,116,249
	2020	298,419	178,137	357,451	14,743	848,750
	2019	292,068	464,464	237,684	15,177	1,009,393

Allan D. Schoening(3) Senior Vice President, Canada	2021	$402,275	$714,485	$496,049	$36,500	$1,649,309
	2020	337,177	268,076	306,542	29,825	941,620
	2019	358,008	666,396	227,461	20,731	1,272,596

(1)This column represents the dollar amounts, for years shown, of the aggregate grant date fair value of performance share, restricted stock award, restricted share unit, deferred share, and phantom share units, as applicable, granted in those years computed in accordance with FASB ASC Topic 718—Stock Compensation. Generally, the aggregate grant date fair value is the aggregate amount that Civeo expects to expense in its financial statements over the award’s vesting schedule and, for performance share awards, is based on the probable outcome of the applicable performance conditions. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect Civeo’s future accounting expense for these awards and options, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. See Note 19 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021 for additional detail regarding assumptions underlying the value of these awards. If the maximum performance level were achieved for the performance shares included in this column, the following amounts would have been included for Messrs. Dodson, McCann, Schoening and Ms. Stone, respectively in 2021, $3,031,498, $535,757, $731,655 and $687,745.
(2)Compensation reported for Mr. McCann, other than share awards, was made in Australian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. The U.S. dollar to Australian dollar average exchange rate for 2021, 2020, and 2019 was $0.7517, $0.6906, and $0.6954 respectively.
(3)Compensation reported for Mr. Schoening, other than share awards, was made in Canadian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. The U.S. dollar to Canadian dollar average exchange rate for 2021, 2020 and 2019 was $0.7979, $0.7463 and $0.7537 respectively.
(4)Amounts for “Non-Equity Incentive Plan Compensation” paid to each of the named executive officers were made pursuant to Civeo’s AICP and were paid in 2022, 2021 and 2020, respectively. For a description of Civeo’s plan, see “Compensation Discussion and Analysis—Compensation Program Components—Annual Incentive Compensation Plan.”
(5) The total figure in the Summary Compensation Table for 2020 does not reflect a one-time cash retainer given to executives in lieu of performance shares. This will be reflected in the Summary Compensation Table if and when it is earned for 2023.

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(6) The amounts shown in the “All Other Compensation” column reflect the following for each Named Executive Officer for 2021:

Name and Principal Position	Year	Retirement Plan Match ($)(a)	Non-Registered Savings Plan Match ($)(a)	Other ($)(b)	Total
Bradley J. Dodson	2021	$14,500	$—	$2,623	$17,123
Carolyn J. Stone	2021	$14,269	$—	$1,603	$15,872
Peter L. McCann	2021	$17,053	$—	$—	$17,053
Allan D. Schoening	2021	$11,653	$24,847	$—	$36,500
(a)Represents the matching contributions allocated by Civeo, as applicable, to Messrs. Dodson, Schoening and Ms. Stone pursuant to the 401(k) Retirement Plan and Canadian Retirement Plan, as more fully described in “Compensation Discussion and Analysis Compensation Program Components—Retirement Plans” and “—Deferred Compensation Plan,” included herein. For Mr. McCann, represents a contribution to his Australian Superannuation fund as required by Australian law. For Mr. Schoening such amount also reflects additional contributions made to our Canadian Non-Registered Savings Plan in excess of contribution limits applicable to the Canadian Retirement Plan under the Canadian Tax Act.
(b)The amounts shown in the “Other” column for Mr. Dodson include $2,623 in imputed income attributable to life insurance benefits. The amounts shown in the “Other" column for Ms. Stone include $1,603 in imputed income attributable to life insurance benefits.
Grants of Plan Based Awards for 2021
The following table provides information about equity and non-equity awards granted to our named executive officers in 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bradley J.	AICP		$—	$750,000	$1,500,000
Dodson	Performance Shares	2/22/2021				9,517	63,447	126,894		$1,704,186
	Phantom Units	2/22/2021							63,447	$1,256,251
Carolyn J.	AICP		$—	$247,000	$494,000
Stone	Performance Shares	2/22/2021				2,159	14,394	28,788		$386,623
	Phantom Units	2/22/2021							14,394	$285,001
Peter L.	AICP		$—	$219,872	$439,745
McCann(5)	Performance Shares	2/22/2021				1,682	11,213	22,426		$301,181
	Phantom Units	2/22/2021							11,212	$221,998
Allan D.	AICP		$—	$264,504	$529,008
Schoening(6)	Performance Shares	2/22/2021				2,297	15,313	30,626		$411,307
	Phantom Units	2/22/2021							15,312	$303,178
(1)The amounts shown in the columns “Threshold”, “Target” and “Maximum” reflect the threshold, target and overachievement levels of bonus payable under the AICP (see discussion in “Compensation Discussion and Analysis—Compensation Program Components—Annual Incentive Compensation Plan”), which is based on an executive’s base salary paid during the year multiplied by the executive’s applicable bonus percentage for that level. The base salary used in this table is the base salary in effect as of December 31, 2021; however, actual awards are calculated based on a participant’s eligible AICP earnings paid in the year. Performance results at or below the threshold level percentage of performance targets established under the AICP will result in no payments being made under the AICP.
(2)The amounts shown in the “Threshold”, “Target” and “Maximum” columns reflect the potential number of shares that may be earned under 2021 grants under our Performance Share Award Program based on our relative TSR and cumulative free cash flow over the applicable three-year performance period (see discussion in “Compensation Discussion and Analysis - Compensation Program Components-Performance Share Award Programs”). Earned shares will vest in full on the third anniversary of the grant date.
(3)Amounts included in the “All Other Stock Awards” column reflect phantom unit awards that vest annually at a rate of one-third per year on each of the first three anniversaries of the grant date.
(4)This column shows the full grant date fair value of performance share awards (at target performance, which was the probable outcome of the performance conditions as of the grant date) and phantom unit awards computed under FASB ASC Topic 718—Stock Compensation and granted to the named executive officers during 2021. Generally, the full grant date fair value is the amount that Civeo would expense in its financial statements over the vesting schedule of the awards. See Note 19 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021 for additional detail regarding assumptions underlying the value of these awards.

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(5)Mr. McCann’s AICP award amounts were paid in Australian dollars and are reflected in this table in U.S. dollars using an average exchange rate for 2021 of $0.7517 U.S. dollar per Australian dollar.
(6)Mr. Schoening’s AICP award amounts were paid in Canadian dollars and are reflected in this table in U.S. dollars using an average exchange rate for 2021 of $0.7979 U.S. dollar per Canadian dollar.
Outstanding Equity Awards at 2021 Fiscal Year End
The following table provides information on the holdings of share awards by our named executive officers as of December 31, 2021. The NEOs do not have any outstanding options, and Civeo has not issued any options since we spun off from Oil States International in 2014 and became a publicly traded company. The market value of the share awards is based on the closing market price of Civeo’s common shares as of December 31, 2021, which was $19.17.

	Share Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that Have Not Vested ($)
Bradley J. Dodson	12,874	(1)	$246,795
	52,873	(3)	$1,013,575
	63,447	(5)	$1,216,279
				48,661	(2)	$932,831
				126,894	(4)	$2,432,558

Carolyn J. Stone	2,306	(1)	$44,206
	10,733	(3)	$205,752
	14,394	(5)	$275,933
				8,715	(2)	$167,067
				28,788	(4)	$551,866

Peter L. McCann	2,061	(1)	$39,509
	7,497	(3)	$143,717
	11,212	(5)	$214,934
				7,790	(2)	$149,334
				22,426	(4)	$429,906

Allan D. Schoening	2,957	(1)	$56,686
	11,283	(3)	$216,295
	15,312	(5)	$293,531
				11,177	(2)	$214,263
				30,626	(4)	$587,100

(1)Phantom share units award of February 25, 2019 that vests at the rate of 33.33% per year, with vesting dates of February 25, 2020, February 25, 2021 and February 25, 2022.
(2)Performance share award of February 25, 2019, which is reported at 126% level achievement of the relative TSR performance metric. This award vested at the end of the performance period in February 2022 and was achieved at 126% of target.
(3)Phantom share units award of February 25, 2020 that vests at the rate of 33.33% per year, with vesting dates of February 25, 2021, February 25, 2022 and February 25, 2023.
(4)Performance share award of February 22, 2021 that vests on February 22, 2024, which is reported assuming maximum level achievement of the relative TSR performance metric and the cumulative free cash flow performance hurdle. The maximum level was used as the previous fiscal year’s performance exceeded the target level, thus requiring disclosure of the maximum level.
(5)Phantom share units award of February 22, 2021 that vests at the rate of 33.33% per year, with vesting dates of February 22, 2022, February 22, 2023 and February 22, 2024.

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Shares Vested
The following table provides information for our named executive officers for the period from January 1, 2021 to December 31, 2021 regarding the number of our common shares acquired upon the vesting of share awards and the value realized, each before payment of any applicable withholding tax. No NEOs have any options outstanding or have exercised any options in the fiscal year. Reported values for the stock awards were calculated based on the number of share awards vesting multiplied by closing share price on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Pre-tax Value Realized on Vesting ($)
Bradley J. Dodson	85,280	$1,662,467
Carolyn J. Stone	16,933	$330,179
Peter L. McCann	15,285	$298,735
Allan D. Schoening	19,576	$381,883
Non-Qualified Deferred Compensation
Civeo maintains a non-qualified style of plan in Canada in which Mr. Schoening is a participant. The investment alternatives available under the Canadian non-qualified deferred compensation plan during 2021 were the same mutual funds available to all employees under Civeo’s Group RRSP/DPSP Retirement Plan. Selection of these funds are at the discretion of the executive. Payout terms, withdrawals and other distributions are made at the discretion of the executive subject to corresponding plan terms and conditions.
Detailed below is 2021 activity in the Canadian non-qualified Deferred Compensation Plan for Mr. Schoening. All amounts listed below for Mr. Schoening have been converted to U.S. dollars an exchange rate of $0.7979. Messrs. Dodson and McCann and Ms. Stone did not participate in this plan or any other non-qualified deferred compensation plan during 2021.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)(4)
Allan D. Schoening	$32,698	$24,847	$52,469	—	$320,111
(1)All contribution amounts for the last fiscal year reported in this table are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for 2021.
(2)The $24,847 reported for Mr. Schoening in this column is also included in the “All Other Compensation” column of the Summary Compensation Table for 2021.
(3)This column represents net unrealized appreciation, loss, dividends and distributions for Mr. Schoening for mutual fund investments for 2021 associated with investments held in the Deferred Compensation Plan and is not reported in the Summary Compensation Table as such amount is not above-market.
(4)$143,752 of the aggregate balance was reported for Mr. Schoening previously as compensation in our “Summary Compensation Table” in prior years’ proxy statements.

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Potential Payments upon Termination or Change of Control
The table below reflects the amount of compensation that would be payable to Messrs. Dodson, Schoening, McCann and Ms. Stone in the event of a qualified termination, which is defined as (i) an involuntary termination of the executive officer by Civeo other than for “Cause” or (ii) either an involuntary termination other than for “Cause” or a voluntary termination by the executive for “Good Reason,” in each case, during a specified period of time after a “Change of Control” of Civeo. The table below also reflects the amount of compensation that would be payable to Messrs. Dodson and McCann in the event of a qualified termination not in connection with a “Change of Control” (as defined in their Executive Agreements). Mr. Schoening’s and Ms. Stone’s Change of Control Agreements do not provide for any severance benefits on a termination prior to a Change of Control. The scope and terms of compensation due to each named executive officer upon non-change of control voluntary terminations, early retirement, retirement, for “Cause” termination and in the event of disability or death of the executive are the same as for all salaried employees. The amounts shown in the table assume that such qualified termination was effective as of December 31, 2021 and, therefore, include compensation earned through such time and are estimates of the amounts which would be paid out to the executives upon their terminations. The actual amounts to be paid can only be determined at the time of such executive’s separation from Civeo. For a discussion of the terms of the Executive and Change of Control Agreements, see “Compensation Discussion and Analysis—Executive and Change of Control Agreements.”
For purposes of the Executive Agreements, “Cause” generally includes conviction of or guilty plea to a felony, dishonesty or breach of trust, commission of any act of theft, embezzlement or fraud regardless of criminal conviction, continued failure to devote substantially all of the executive’s business time to our affairs or unauthorized disclosure of our confidential information. “Good Reason” includes material reduction in the executive’s authorities, duties or responsibilities, material reduction in the executive’s compensation and benefits, failure of a successor to assume the agreement or a relocation of executive’s principal place of employment more than 50 miles from its previous location.
“Change of Control” includes (i) any person acquiring beneficial ownership of 35% or more of the combined voting power of our capital stock, (ii) turnover of a majority of the board of directors unless such turnover is approved by incumbent directors, (iii) any merger unless our shareholders own at least 50% of the combined voting power of the surviving parent company’s capital stock following the merger, (iv) shareholder approval of a complete liquidation or (v) sale of all or substantially all of our assets.
Equity Awards
Civeo’s option agreements provide that, in the event of an employee’s disability, retirement or death, outstanding unvested options will become fully vested and will be exercisable for a period of one year following the employee’s date of termination due to disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), retirement (on or after attainment of age 65 or, with the Civeo Compensation Committee’s express written consent, on or after the age of 55) or death. Civeo restricted share unit, restricted stock award, phantom unit award, and deferred share agreements provide that awards would become fully vested on (i) the date a Change of Control occurs or (ii) the termination of an employee’s employment due to his death or a disability that entitles the employee to receive benefits under a long term disability plan of Civeo. All outstanding awards would fully vest following a Change of Control where such awards are not assumed or converted following Change of Control. Civeo’s performance share awards provide that in the event a Change of Control occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of Change of Control is the last day of the performance period. In determining payout percentage, the performance metric to be applied will be rank, which is attained through the date of Change of Control. Payout of performance awards will be made following the completion of the performance period subject to the executive’s continued employment through the end of the performance period. Should, however, the executive’s employment be terminated (1) by Civeo without Cause (as defined above) or by the executive for Good Reason (as defined above) or (2) as a result of the executive’s death or disability, in either case following a Change of Control (as defined above) and prior to the payout of performance share awards, the executive is entitled to payout of the performance share awards under the terms provided within the performance share award program.

2022 Proxy Statement	55

Executive Compensation
Quantification of Payments
Shown in the table below are potential payments upon the assumed (i) involuntary not for Cause termination of the named executive officer by Civeo on December 31, 2021, other than during the 24-month period following a Change of Control ("NFC" in table below), (ii) involuntary not for Cause termination or termination by the named executive officer for “Good Reason,” in either case, during the 24-month period (for Mr. Dodson) or 18-month period (in the case of Messrs. McCann or Schoening or Ms. Stone) following a Change of Control, occurring as of December 31, 2021 ("CIC"in the table below), or (iii) termination as a result of death, disability, or qualifying retirement on December 31, 2021, ("DDR" in the table below). None of Mr. Dodson’s potential payments as of December 31, 2021 would trigger a gross-up payment for excise taxes that would be reimbursed under his Executive Agreement.

	Bradley J. Dodson			Carolyn J. Stone
	NFC	CIC	DDR	NFC	CIC (7)	DDR
Benefits and Payments due on Separation
Compensation
Cash Severance	$1,500,000	$3,000,000	—	—	$1,097,250	—
Stock Awards(1)	$4,433,270	$4,433,270	$4,433,270	—	$934,416	$934,416
Restricted Cash Award(6)	$1,256,251	$1,256,251	$1,256,251	—	$255,000	$255,000
Benefits & Perquisites
Health & Welfare Benefits(2)	$50,533	$75,800	—	—	$50,533	—
Outplacement Assistance(3)	—	$112,500	—	—	$57,000	—
Tax Gross-Up	—	—	—	—	n/a	n/a
Total	$7,240,054	$8,877,821	$5,689,521	$—	$2,394,199	$1,189,416

	Allan D. Schoening(5)			Peter L. McCann(4)
	NFC	CIC	DDR	NFC	CIC	DDR
Compensation
Cash Severance	—	$1,342,866	—	$558,137	$1,116,275	—
Stock Awards(1)	—	$1,030,112	$1,030,112	$301,532	$731,633	$731,633
Restricted Cash Award(6)	—	$268,079	$268,079	$178,133	$178,133	$178,133
Benefits & Perquisites
Health & Welfare Benefits(2)	—	$2,438	—	—	—	—
Outplacement Assistance(3)	—	$61,039	—	—	$50,740	—
Tax Gross-Up	—	n/a	n/a	n/a	n/a	n/a
Total	—	$2,704,534	$1,298,191	$1,037,802	$2,076,781	$909,766

(1)Reflects the value of unvested options, restricted stock awards, restricted stock units, phantom units and deferred share awards as of December 31, 2021 that would be accelerated as a result of the separation event based on Civeo’s share price of $19.17, which was the closing market price of Civeo’s common shares on December 31, 2021. For performance shares, the payout is assumed at target level. In addition, the amounts reported in the “Stock Awards” row would be realized by the named executive officers in the event of the occurrence of a Change of Control (without the occurrence of a qualified termination if the awards are not assumed by the successor in the change of control transaction) or upon the named executive officer’s death or disability, in each case, occurring on December 31, 2021. The treatment of Performance Share Awards during a Change of Control is described more fully under “Compensation Program Components—Performance Share Award Program”.
(2)Reflects the estimated lump-sum present value of all future premiums which would be paid on behalf of the named executive officer under Civeo’s health and welfare benefit plans for the applicable continuation period specified in both Executive and Change of Control Agreements.
(3)Reflects the maximum amount of outplacement assistance that would be provided for the named executive officer pursuant to the Executive Agreement.
(4)Cash Severance Amounts and Outplacement Assistance for Mr. McCann would be made in Australian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2021 of $0.7517.
(5)Cash Severance Amounts, Health and Welfare Benefits and Outplacement Assistance for Mr. Schoening would be made in Canadian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2021 of $0.7979.
(6)Reflects value of unvested 2020 annual cash retainer award that would be accelerated and paid as a result of the separation event.
(7)On April 4, 2022, Ms. Stone's Change in Control multiple was changed to 2.0 times from 1.75 for cash severance. Under the revised agreement, the Change in Control cash severance would be $1,254,000.

56

Executive Compensation
Pay Ratio Disclosure

The 2021 annual total compensation of our median compensated employee was $61,217. Mr. Dodson’s 2021 annual total compensation was $5,058,691 and the ratio of these two amounts was 83:1.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. We identified the median-compensated employee from our employee population as of December 31, 2021 using base salary or wages and overtime paid during fiscal 2021, which we annualized for any permanent employee who was not employed for the entire year.

2022 Proxy Statement	57

Audit Matters

PROPOSAL 3 Ratification of Auditors

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed E&Y to audit the consolidated financial statements of Civeo for the year ending December 31, 2022 and the internal control over financial reporting of Civeo at December 31, 2022. E&Y has audited Civeo’s, or its predecessor’s, as applicable, consolidated financial statements beginning with the year ended December 31, 2010 through the year ended December 31, 2021. Our board of directors is asking shareholders to ratify the appointment of E&Y as Civeo’s auditors for the year ending December 31, 2022 and until the next annual general meeting of shareholders and to authorize the directors, acting through the Audit Committee, to determine the remuneration to be paid to E&Y for 2022. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm for 2023. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year.
Representatives of E&Y are expected to be present at the annual general meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of E&Y will also be available to answer appropriate questions and discuss matters pertaining to the Reports of Independent Registered Public Accounting Firm contained in the financial statements in the Annual Report on Form 10-K filed with the SEC on February 28, 2022.
The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and E&Y’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select Civeo’s lead audit partner pursuant to this rotation policy following meetings between the Chair of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management. The members of the Audit Committee believe that the continued retention of E&Y to serve as Civeo’s independent registered public accounting firm is in the best interests of Civeo and its shareholders.

The board of directors recommends that shareholders vote “FOR” the ratification of the appointment of E&Y as Civeo’s independent registered public accounting firm for the year ending December 31, 2022 and until the next annual general meeting of shareholders and the authorization of the directors of Civeo, acting through the Audit Committee, to determine the remuneration to be paid to E&Y for 2022. The persons named in the accompanying proxy intend to vote such proxy in favor of this proposal, unless authority to vote for this proposal is withheld.

Audit Fee Disclosure
The following table shows the aggregate fees billed by and paid to E&Y for 2021 and 2020 (in thousands):

	2021	2020
Audit Fees	$1,650	$1,660
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	5	5
Total	$1,655	$1,665

58

Audit Matters
Audit Fees
Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with accounting consultations billed as audit services and the standards of the Public Company Accounting Oversight Board (the “PCAOB”).
Audit-Related Fees
Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees” and principally include due diligence in connection with acquisitions, accounting consultations and audits in connections with acquisitions, and internal control reviews.
Tax Fees
Tax fees include professional services provided for tax compliance, tax advice and tax planning, except those rendered in connection with the audit.
All Other Fees
All other fees include fees for access to an accounting research tool.
Pre-Approval Policy
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for Civeo by the independent auditors in order to ensure that the provision of such services does not impair the independent auditor’s independence. The Audit Committee adopted the Audit Committee Pre-Approval Policy, effective as of May 5, 2014, pursuant to which the Audit Committee has granted general pre-approval of the specified audit, audit-related, tax and other services. The pre-approval policy provides that the Audit Committee must be promptly informed of the provision of any pre-approved services. Services to be provided by the independent auditor that have not received general pre-approval as set forth in the pre-approval policy require specific pre-approval by the Audit Committee and must be submitted to the Audit Committee by the Chief Financial Officer or the Vice President, Controller. Any such submission must include a statement as to whether, in such officer’s view, the request or application is consistent with maintaining the independence of the independent auditor in accordance with the SEC’s rules on auditor independence. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors. All services rendered by E&Y in 2021 and 2020 were pre-approved in accordance with our pre-approval policy. None of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC. Civeo has a policy that the hiring of any alumni of Civeo’s independent accounting firm must be pre-approved by either the Chief Financial Officer or the Vice President, Controller to ensure compliance with independence regulations.
Audit Committee Report
The board of directors appointed the undersigned independent directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the board of directors on its adequacy in light of applicable NYSE rules. In addition, Civeo furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial expertise of the Audit Committee members and the adequacy of the committee charter.

2022 Proxy Statement	59

Audit Matters
During 2021, and earlier in 2022 in preparation for the filing with the SEC of Civeo’s Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee:
•reviewed and discussed (1) the audited annual financial statements and quarterly financial statements, (2) related periodic reports filed with the SEC and (3) quarterly earnings press releases with management and E&Y;
•reviewed the overall scope and plans for the audit and the results of E&Y’s examinations;
•met with management periodically during the year to consider the adequacy of Civeo’s internal controls, including Civeo’s internal control over financial reporting and the quality of its financial reporting, and discussed these matters with E&Y and with appropriate Company financial and compliance personnel;
•discussed with Civeo’s senior management and E&Y the process used for Civeo’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;
•received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence;
•reviewed and discussed with E&Y (1) their judgments as to the quality (and not just the acceptability) of Civeo’s accounting policies, (2) the written communication required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent registered public accounting firm’s independence, (4) the matters required to be discussed by the PCAOB and the SEC, and (5) any issues deemed significant by E&Y, including critical audit matters addressed during the audit;
•based on these reviews and discussions, as well as private discussions with E&Y and Civeo’s internal auditor, recommended to the board of directors the inclusion of the audited financial statements of Civeo and its subsidiaries in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC; and
•determined that the non-audit services provided to Civeo by E&Y (discussed above under the "Audit Fee Disclosure"), are compatible with maintaining the independence of the independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed above under the Pre-Approval Policy.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that Civeo’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for Civeo’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of Civeo or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that Civeo’s internal control over financial reporting was effective as of December 31, 2021 and on the representations of the independent auditors included in their report on Civeo’s financial statements.
The Audit Committee met regularly with management, E&Y and the internal auditors, including private discussions with E&Y and Civeo’s internal auditors, and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by Civeo regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by Civeo’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and E&Y do not assure that Civeo’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of Civeo’s financial statements has been carried out in accordance with generally accepted auditing standards.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Civeo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Respectfully submitted,
Constance B. Moore, Chair
C. Ronald Blankenship
Jay K. Grewal
Charles Szalkowski

60

Security Ownership of Management and Certain Beneficial Owners
The following table sets forth information known to Civeo with respect to the beneficial ownership of Civeo’s shares as of March 29, 2022 by:
•each shareholder known by Civeo to own more than 5% of Civeo’s outstanding shares;
•each of Civeo’s current directors;
•each of Civeo’s named executive officers; and
•all of Civeo’s current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Civeo that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable, and that could be issued upon conversion of preferred shares of Civeo within 60 days of March 29, 2022 are considered outstanding. These shares, however, are not considered outstanding as of March 29, 2022 when computing the percentage ownership of each other person.
To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated.

	Beneficial Ownership
Name and Address of Beneficial Owners(1)	Common Shares	Percentage(2)
Lance Torgerson(3) 9645 45 Avenue NW Edmonton, Alberta T6E 5Z8	4,183,378	25.1%
Horizon Kinetics LLC(4) 470 Park Avenue South, 4th Floor South New York, NY 10016	3,488,642	24.6%
FMR LLC(5) 245 Summer Street Boston, MA 02210	1,425,832	10.1%
Prescott Group Capital Management L.L.C.(7) 1924 South Utica Tulsa, OK 74104	787,481	5.6%
Renaissance Technologies LLC(6) 800 Third Avenue New York, NY 10022	724,648	5.1%
Richard A. Navarre	36,848	*
Bradley J. Dodson	190,119	1.3%
Carolyn J. Stone	34,512	*
Peter L. McCann	39,738	*
Allan D. Schoening	22,421	*
C. Ronald Blankenship	28,924	*
Jay K. Grewal	5,610	*
Martin A. Lambert	90,293	*
Michael Montelongo	5,610	*
Constance B. Moore	29,867	*
Charles Szalkowski	28,965	*
Timothy O. Wall	20,982	*
All current directors and executive officers as a group (12 persons)	533,889	3.8%
*Less than one percent.

2022 Proxy Statement	61

Security Ownership of Management and Certain Beneficial Owners
(1)Unless otherwise indicated, the address of each beneficial owner is c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002.
(2)Based on total shares outstanding of 14,185,269 as of March 29, 2022 and the number of shares that could be issued upon the exercise of outstanding options held by a person that are currently exercisable, or that could be issued upon conversion of preferred shares of Civeo within 60 days of March 29, 2022, provided, however, that such shares are not considered outstanding as of March 29, 2022 when computing the percentage ownership of each other person.
(3)Based on a Schedule 13D/A filed pursuant to the Exchange Act on February 11, 2022, Torgerson Family Trust may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 1,295,574 shares held directly by Torgerson Family Trust. 989677 Alberta Ltd. may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 427,231 shares held directly by 989677 Alberta Ltd. As direct owner of all of the voting shares of 989677 Alberta Ltd., Svenco Investments Ltd. may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 427,231 shares held directly by 989677 Alberta Ltd. As one of three cotrustees of Torgerson Family Trust, Lance Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 1,722,805 shares held by Torgerson Family Trust. As sole director and indirect beneficial owner of all of the voting shares of 989677 Alberta Ltd., Lance Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 427,231 shares held directly by 989677 Alberta Ltd. As one of three co-trustees of Torgerson Family Trust, Tammy Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 1,722,805 shares held directly by Torgerson Family Trust. As the spouse of Lance Torgerson, who is sole director and indirect beneficial owner of all of the voting shares of 989677 Alberta Ltd., Tammy Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 427,231 shares held directly by 989677 Alberta Ltd. Tammy Torgerson disclaims beneficial ownership, voting power, and power to dispose of the 427,231 shares held directly by 989677 Alberta Ltd. and indirectly by her spouse, Lance Torgerson. As one of three co-trustees of Torgerson Family Trust, Richard Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 1,295,574 shares held directly by Torgerson Family Trust. Richard Torgerson disclaims beneficial ownership, voting power, and power to dispose of the 1,295,574 shares held directly by Torgerson Family Trust. Includes 2,460,573 common shares issuable upon conversion of 9,679 Class A Series 1 preferred shares held by Torgerson Family Trust, which may be converted at the option of the holder at any time after April 2, 2020.
(4)Based on a Schedule 13G/A filed pursuant to the Exchange Act on January 26, 2022, Horizon Kinetics Asset Management LLC has beneficial ownership of 3,488,642 shares and sole voting and dispositive power over those shares.
(5)Based on a Schedule 13G/A filed pursuant to the Exchange Act on February 5, 2021, FMR LLC has beneficial ownership of 1,425,832 shares, the sole power to vote or direct the vote of 149,340 shares, and the sole power to dispose or direct the disposition of 1,425,832 shares. The Schedule 13G/A identifies FMR LLC as a parent holding company and identifies the relevant subsidiary of FMR LLC beneficially owning the shares being reported in the Schedule 13G/A as FMR Co., Inc. The Schedule 13G/A further reports: (i) FMR Co., Inc. is the beneficial owner of 5% or greater of our common shares outstanding; (ii) Abigail P. Johnson is a Director, Chairman and Chief Executive Officer of FMR LLC; (iii) members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of the voting equity of FMR LLC; (iv) the Johnson family group and other equity owners of FMR LLC have entered into a voting agreement; (v) through their ownership of voting equity and the execution of the voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC; (vi) neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ boards of trustees; and (vii) Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ boards of trustees. The Schedule 13G/A does not reflect shares, if any, beneficially owned by certain subsidiaries, affiliates or other companies whose beneficial ownership of shares is disaggregated from that of FMR LLC in accordance with SEC Release No. 34-39538 (January 12, 1998).
(6)Based on a Schedule 13G/A filed pursuant to the Exchange Act on February 11, 2022, Renaissance Technologies LLC (“RT LLC”) and Renaissance Technologies Holdings Corporation, which owns a majority interest in RT LLC, have beneficial ownership of 724,648 shares, and the sole power to vote or to direct the vote of 646,232 shares, the sole power to dispose or to direct the disposition of 724,648 shares and the shared power to dispose or to direct the disposition of zero shares.
(7)Based on a Schedule 13G filed pursuant to the Exchange Act on February 9, 2022, Prescott Group Capital Management L.L.C. ("Prescott Capital"), Prescott Group Aggressive Small Cap, L.P. ("Prescott Small Cap"), Prescott Group Aggressive Small Cap II, L.P. (together with Prescott Small Cap, the "Small Cap Funds"), Prescott Group Aggressive Small Cap Master Fund, G.P. ("Master Fund"), and Mr. Phil Frohlich, the principal of Prescott Capital, have beneficial ownership of 787,481 shares. Prescott Capital serves as the general partner and investment manager of the Small Cap Funds and may direct the Small Cap Funds, the general partners of the Master Fund, to direct the vote and disposition of the 787,481 shares held by the Master Fund. As the principal of Prescott Capital, Mr. Frolich may direct the vote and disposition of the 787,481 shares held by the Master Fund.

62

Additional Information
General Information about the Annual General Meeting
The following questions and answers are intended to address briefly some commonly asked questions regarding the annual general meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and its annexes for more information.
Q: Why am I receiving this proxy statement?
A: During the annual general meeting, you will be asked to vote on several proposals, including:
•the election of three persons as Class II members of Civeo’s board of directors: Richard A. Navarre, Martin A. Lambert, and Constance B. Moore;
•the approval, on an advisory basis, of the compensation of Civeo’s named executive officers;
•the ratification of the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2022 and until the next annual general meeting of shareholders and the authorization of the directors, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2022; and
•the conduct of any other business as may properly come before Civeo’s annual general meeting or any adjournment or postponement thereof.
The board of directors knows of no matters, other than those stated in this proxy statement, to be presented for consideration at the annual general meeting.
We encourage you to read this proxy statement carefully, as it contains important information about these proposals and the annual general meeting.
Your vote is important and we encourage you to vote as soon as possible. Even if you plan to attend the annual general meeting, we recommend that you vote your shares prior to the meeting so that your vote will be counted if you later decide not to attend.
Q: What vote of shareholders is required to approve the proposals at the annual general meeting?
A: For the Director Proposal and the Auditor Proposal, you may vote either “FOR” or “WITHHOLD.” A plurality of the votes cast by shareholders at the meeting is required to approve the Director Proposal and the Auditor Proposal. Votes cast with respect to the Director Proposal and the Auditor Proposal include only those votes cast “FOR” the proposal, and a vote marked “WITHHOLD” with respect to the proposal will not be voted and will not count for or against the proposal. Cumulative voting is not permitted in the election of directors. In accordance with our corporate governance guidelines, however, any director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election is required to tender his or her resignation for consideration by the Environmental, Social, Governance and Nominating Committee following certification of the shareholder vote. For more information, please read “Management-Director Resignation Policy.”
For the Say-on-Pay Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. To approve the Say-on-Pay Proposal, the votes cast in favor of the proposal must exceed the votes cast against the proposal.
Q: What vote does the board of directors recommend?
A: The board of directors recommends shareholders of Civeo vote “FOR” each of the director nominees named in the Director Proposal, the Auditor Proposal and the Say-on-Pay Proposal.
Q: When and where will the annual general meeting be held?
A: The annual general meeting will be held at the Baldwin Hotel, 400 Dallas Street, Houston, Texas 77002 on May 18, 2022 at 9:00 a.m., local time. For directions to be able to attend the meeting, please review the information included in the notice or contact our Corporate Secretary at Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, TX 77002.
We are actively monitoring the public health and safety concerns relating to COVID-19 and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. Depending on developments relating to COVID-19, we may make alternative arrangements relating to the annual general meeting, which could include changing the date, time and/or location of the meeting. We will announce any alternative arrangements for the annual general meeting as promptly as practicable. Please monitor our website at www.civeo.com and check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual general meeting.

2022 Proxy Statement	63

Additional Information
Q: Do I need to bring documentation to attend the meeting?
A: Yes. Shareholders of record attending the annual general meeting should be prepared to present government-issued photo identification for admission. Shareholders owning Civeo common shares through a broker, bank or other nominee should be prepared to present government-issued photo identification and evidence of share ownership as of March 29, 2022, such as an account statement, voting instructions card issued by the broker, bank or other nominee for admission into the annual general meeting. Check-in at the annual general meeting will begin at 8:30 a.m., and you should plan to allow ample time for check-in procedures. Seating at the annual general meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the annual general meeting.
Q: How can I appoint my proxy?
A: Shareholders who wish to appoint a third party proxyholder to represent them at the meeting must submit their proxy or voting instruction form (if applicable) prior to registering their proxyholder. Registering your proxyholder is an additional step once you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a control number to participate in the meeting. To register a proxyholder, shareholders MUST write in the appointee's name on the proxy card enclosed in your packet and return via US mail using the enclosed envelope.
The proxy must be received by Broadridge no later than May 17, 2022 at 11:59 p.m., Eastern Time. If a shareholder who has submitted a proxy attends the meeting and has accepted the terms and conditions when entering the meeting, any votes cast by such shareholder on a ballot will be counted and the submitted proxy will be disregarded.
Q: Who is entitled to vote during the annual general meeting?
A: We have fixed March 29, 2022 as the record date for the annual general meeting. Civeo has one outstanding class of common shares that entitles holders to vote at meetings of Civeo’s shareholders. If you were a shareholder of Civeo as of the close of business, U.S. Eastern Time, on such date, you are entitled to vote on matters that come before the annual general meeting.
Q: How many votes do I have?
A: You are entitled to one vote for each share you owned as of the close of business, U.S. Eastern Time, on the record date. As of the close of business on the record date, there were approximately 14,185,269 Civeo common shares outstanding.
Q: How do I vote?
A: If you are a registered shareholder of Civeo as of the close of business, U.S. Eastern Time, on March 29, 2022, the record date for the annual general meeting, you may vote in person by attending the annual general meeting or, to ensure your shares are represented at the annual general meeting, you may authorize a proxy to vote by:
•accessing the Internet website specified on your proxy card;
•calling the toll-free number specified on your proxy card; or
•signing and returning your proxy card in the postage-paid envelope provided.
A proxy card is being sent with this proxy statement to each shareholder of record as of the record date for the annual general meeting.
If you hold shares in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the annual general meeting.
Q: If my shares are held in “street name” by my nominee, when will my nominee vote shares for me?
A: For the annual general meeting, if you are a beneficial owner whose shares are held by a bank, broker or other nominee of record, your bank, broker or other nominee of record has discretionary voting authority under NYSE rules to vote your shares on the Auditor Proposal, even if it has not received voting instructions from you. However, such nominee does not have discretionary authority to vote on the Director Proposal or the Say-on-Pay Proposal without instructions from you, in which case a broker non-vote will result and your shares will not be voted on those matters and will have no effect on the outcome of these votes. In these cases, the bank, broker or other nominee can include your shares as being present at the annual general meeting for purposes of determining the presence of a quorum but will not be able to vote on these matters for which specific authorization is required under the rules of the NYSE. Your nominee can give you directions on how to instruct the voting of your shares. We encourage you to instruct your nominee how to vote your shares.
Q: Are shareholders able to exercise appraisal rights?
A: Appraisal rights are not available to shareholders in connection with any of the proposals.
Q: Can I change my vote after I grant my proxy?
A: Yes. You can change your vote at any time before your proxy is voted at the annual general meeting. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:
•filing a written revocation with the Secretary prior to the voting of such proxy;

64

Additional Information
•giving a duly executed proxy bearing a later date; or
•attending the annual general meeting and voting in person.
Your attendance during the annual general meeting will not itself revoke your proxy.
If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.
Q: What will happen if I fail to vote or I abstain from voting?
A: Under applicable local law, if you are a shareholder of Civeo and (1) are present in person or by proxy at the annual general meeting and mark your proxy or voting instructions to abstain, (2) are not present in person or by proxy at the annual general meeting and do not respond by proxy or (3) fail to instruct your broker, bank or other nominee to vote, this will have no effect on the Say-on-Pay Proposal.
If you are a shareholder of Civeo and are present in person or by proxy at the annual general meeting and mark your proxy or voting instructions to withhold, this will have the effect of a vote withheld from the Director Proposal. If you are a shareholder of Civeo and are present in person or by proxy at the annual general meeting and mark your proxy or voting instructions to withhold, this will have no effect on the Auditor Proposal. If you are a shareholder of Civeo and are not present in person at the annual general meeting and do not respond by proxy, this will have no effect on the Director Proposal or the Auditor Proposal.
Q: What will happen if I return my proxy card without indicating how to vote?
A: If you are a holder of record of shares of Civeo and sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Civeo represented by your proxy will be voted as recommended by the Civeo board of directors with respect to that proposal.
Q: What is the quorum requirement for the annual general meeting?
A: The presence of shareholders, in person or by proxy, holding at least a majority of the outstanding common shares, will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions, withheld votes and broker non-votes will be counted as present for purposes of determining whether there is a quorum.
Q: Who is soliciting my proxy?
A: Proxies are being solicited by our board of directors for use at the annual general meeting and any adjournment or postponement thereof.
Q: Who is paying for the cost of this proxy solicitation?
A: We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of our shares.
In addition to soliciting proxies by mail, our board of directors, our officers and employees, or our transfer agent, may solicit proxies on our behalf by telephone and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means. We expect the cost of Okapi Partners LLC, our proxy solicitor, to be approximately $9,000. Broadridge will serve as the inspector of election for the annual general meeting.
Future Shareholder Proposals
To be included in the proxy materials for the 2023 annual general meeting of shareholders under SEC Rule 14a-8, shareholder proposals that are submitted for presentation at that annual general meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 8, 2022. In addition to satisfying the deadlines in the advance notice provisions of our articles, a shareholder who intends to solicit proxies in support of proposals submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to Civeo no later than March 18, 2023.
Our articles provide the manner in which shareholders may give notice of business and director nominations to be brought before an annual general meeting. In order for an item to be properly brought before the meeting by a shareholder, the shareholder must be a holder of record at the time of the giving of notice, must be entitled to vote at the annual general meeting and must comply with the procedures set forth in our articles. The item to be brought before the meeting must be a proper subject for shareholder action (in the case of business other than nominations), and the shareholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to the Civeo corporate secretary at the principal executive offices of Civeo not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual general meeting. Accordingly, for the 2023 annual general meeting of shareholders, notice will have to be received by us no later than January 18, 2023. If, however, the date of the annual general meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual general meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by Civeo. The notice must set forth the

2022 Proxy Statement	65

Additional Information
information required by the provisions of our articles dealing with shareholder proposals and nominations of directors. All notices should be directed to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a shareholder using this process.
Proxies granted in connection with that annual general meeting may confer discretionary authority to vote on any shareholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our articles discussed above. It is suggested that proponents submit their proposals by certified mail, return receipt requested.
The advance notice provision deadlines set forth above are applicable other than pursuant to (i) a valid proposal made by or at the discretion or request of one or more “qualified stockholders” made pursuant to the provisions of the British Columbia Business Corporations Act; and (ii) a requisition of a meeting made pursuant to the provisions of the British Columbia Business Corporations Act.

66

Additional Information
Householding
The SEC permits a single proxy statement and annual report to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will receive only one proxy statement and annual report unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement and annual report in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy materials wishes to receive a single copy of the proxy statement and annual report in the future, that shareholder should contact their broker or send a request to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, (713) 510-2400.
We will deliver, without charge, promptly upon written or oral request to the Corporate Secretary at the contact information above, a separate copy of this proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

2022 Proxy Statement	67

Appendix
Non-GAAP Reconciliations
The term Consolidated Adjusted Operating Cash Flow is a non-GAAP financial measure that is defined as net cash flows provided by operating activities adjusted to exclude and/or include certain other unusual or non-operating items. Adjustments to Consolidated Operating Cash Flow under the AICP also reflect one-time, unanticipated financial events incurred following approval of the respective year's budget, including unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates and certain other unbudgeted cash flows (approved by the board of directors). Consolidated Adjusted Operating Cash Flow is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Consolidated Adjusted Operating Cash Flow may not be comparable to other similarly titled measures of other companies. Civeo has included Consolidated Adjusted Operating Cash Flow as a supplemental disclosure because its management believes that Consolidated Adjusted Operating Cash Flow provides useful information regarding the cash flow generating ability of its business relative to its capital expenditure and debt service obligations. Civeo uses Consolidated Adjusted Operating Cash Flow to compare and to understand, manage, make operating decisions and evaluate Civeo's business. During 2021, Consolidated Adjusted Operating Cash Flow was also used as a financial metric under the AICP, given the Company's current focus on generating cash flow and reducing leverage.

The following table sets forth a reconciliation of Consolidated Adjusted Operating Cash Flow to Net Cash Flows Provided by Operating Activities, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles (in millions) (unaudited) for the year ended December 31, 2021:

Net Cash Flows Provided by Operating Activities	$88.5
Unbudgeted changes in foreign exchange rates	(7.0)
Unbudgeted variability in stock-based compensation expense	0.4
Unbudgeted movements in working capital	6.0
Unbudgeted proceeds from sale of West Permian Lodge	6.2
Consolidated Adjusted Operating Cash Flow	$94.1

The term EBITDA is a non-GAAP financial measure that is defined as net income (loss) attributable to Civeo Corporation plus interest, taxes, depreciation and amortization. The term AICP EBITDA is a non-GAAP financial measure that is defined as EBITDA adjusted to exclude certain other unusual or non-operating items. Adjustments to EBITDA under the AICP also reflect one-time, unanticipated financial events incurred following approval of the respective year's budget, including unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates and certain other unbudgeted costs (approved by the board of directors). The AICP adjustments to EBITDA in 2021 were consistent with past practices. EBITDA and AICP EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and AICP EBITDA may not be comparable to other similarly titled measures of other companies. Civeo has included EBITDA and AICP EBITDA as supplemental disclosures because its management believes that EBITDA and AICP EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provide investors a helpful measure for comparing the Civeo's operating performance with the performance of other companies that have different financing and capital structures or tax rates. Civeo uses EBITDA and AICP EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.

68

Appendix
The following table sets forth a reconciliation of EBITDA and AICP EBITDA to net loss attributable to Civeo Corporation, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles (in millions) (unaudited):

	12 Months Ended December 31,
	2021	2020	2019
Net income (loss) attributable to Civeo Corporation	$1.4	$(134.3)	$(58.5)
Income tax provision (benefit)	3.3	(10.6)	(10.7)
Depreciation and amortization	83.1	96.5	123.8
Interest income	—	—	(0.1)
Loss on extinguishment of debt	0.4	0.4	—
Interest expense	13.0	16.7	27.4
EBITDA	101.2	(31.3)	81.9
Adjustments to EBITDA
Impairment of long-lived assets (1)	7.9	50.5	6.2
Impairment of goodwill (2)	—	93.6	19.9
Unbudgeted changes in foreign exchange rates	(7.8)	1.7	5.2
Unbudgeted variability in stock-based compensation expense	2.0	(1.6)	0.9
Other (3)	(3.5)	0.4	0.5
AICP EBITDA	$99.8	$113.3	$114.6
(1)Relates to asset impairments recorded in 2021, 2020 and 2019. In the second quarter of 2021, we recorded a pre-tax loss related to the impairment of long-lived assets in our Australian segment of $7.9 million, which is included in Impairment expense on the statements of operations.
In the first quarter of 2020, we recorded a pre-tax loss related to the impairment of long-lived assets in our Canadian segment of $38.1 million and a pre-tax loss related to the impairment of long-lived assets in our U.S. segment of $12.4 million, which is included in Impairment expense on the statements of operations.
In the fourth quarter of 2019, we recorded a pre-tax loss related to the impairment of assets in Canada of $0.7 million, which is included in Impairment expense on the statements of operations. In the second quarter of 2019, we recorded a pre-tax loss related to the impairment of assets in Australia of $5.5 million, which is included in Impairment expense on the statements of operations. This includes $1.0 million of impairment expense related to an error corrected in the second quarter 2019. During the second quarter of 2019, we identified a future liability related to an asset retirement obligation (ARO) at one of our villages in Australia that should have been recorded in 2011. We determined that the error was not material to our previously issued financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and therefore, corrected the error in the second quarter of 2019.
(2)Relates to the impairment of goodwill recorded in 2020 and 2019. In the first quarter of 2020, we recorded a $93.6 million pre-tax impairment which is related to our Canada reporting unit and is included in Impairment expense on the statements of operations.
In the fourth quarter of 2019, we recorded a $19.9 million pre-tax impairment which is related to our Canada reporting unit and is included in Impairment expense on the statements of operations.
(3)Relates to certain other unbudgeted costs (approved by the board of directors). These included costs incurred with potential acquisitions that were not consummated ($0.3 million in 2019), costs incurred with strategic consultations initiated by the board of directors ($0.4 million and $0.2 million in 2020 and 2019, respectively) and unbudgeted proceeds from the Canadian Emergency Wage Subsidy program ($3.5 million in 2021).

2022 Proxy Statement	69

CIVEO CORPORATION
THREE ALLEN CENTER
4980-333 CLAY STREET
HOUSTON, TX 77002

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72949-P68920

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIVEO CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. **Election of Directors**
   To elect three directors:

	For	Withhold
1a. Martin A. Lambert	☐	☐
1b. Constance B. Moore	☐	☐
1c. Richard A. Navarre	☐	☐

For	Against	Abstain
☐	☐	☐

3. **Appointment of Auditors**
   Appointment of Ernst & Young LLP as Auditors of Civeo Corporation for the ensuing year and authorization of the directors of Civeo Corporation, acting through the Audit Committee, to determine their remuneration.

For	Withhold
☐	☐

If you wish to appoint someone other than the Chairman of the Meeting, you must check the box here and write in their name on the reverse side of this card. Please do not check the box unless you want to exercise this voting option. ☐

Authorized Signature(s) – This section must be completed for your instruction to be executed.
I/We authorized you to act in accordance with my/our instructions set above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D72950-P68920

CIVEO CORPORATION
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 18, 2022 9:00 AM (CENTRAL TIME)
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Appointment of Proxyholder

I/We, being holder(s) of Civeo Corporation hereby appoint(s):
Richard Navarre, or failing him, Bradley Dodson

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

As my/our proxyholder with full power of substitution and to act and to vote for and on behalf of the shareholder in accordance with the direction on the reverse side (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of Civeo Corporation to be held at the Baldwin Hotel, 400 Dallas Street, Houston, TX on Friday, May 18, 2022, at 9:00 a.m., Central Time and at any adjournment or postponement thereof.

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy:

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to vote and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder(s), when properly signed. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by our Board of Directors indicated on the reverse side.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified on the reverse side of this proxy card or other matters that may properly come before the Annual General Meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by our Board of Directors.

Proxies submitted must be received by 11:59 p.m., Eastern Time, on Thursday, May 17, 2022.